UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12.

Extreme Networks, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply ):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

September 26, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Extreme Networks, Inc. to be held on Wednesday, November 12, 2025 at 11:00 a.m. Eastern Time. This year’s Annual Meeting of Stockholders will be a virtual, live audio meeting of stockholders. We are pleased to continue to conduct the Annual Meeting of Stockholders virtually, as it allows validated stockholders to participate with the same meeting rights and opportunities as an in-person meeting, without the obligation to travel and appear in-person. All references herein to our “Annual Meeting of Stockholders” or “Annual Meeting” refers to our virtual 2025 Annual Meeting of Stockholders.

Details of business to be conducted at the Annual Meeting are described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Accompanying this Proxy Statement is the Company’s 2025 Annual Report to Stockholders.

We are pleased to continue to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery. On or about September 26, 2025, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and provided access to our proxy materials over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

Whether or not you plan to attend our Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy online, by telephone, or, if you have received a paper copy of your proxy materials by mail, by completing, signing, dating and returning your proxy card in the envelope provided.

If you have any further questions concerning the Annual Meeting or any of the proposals, please contact Stan Kovler, our SVP of Finance & Corporate Development, at (919) 595-4196. We look forward to your attendance at the Annual Meeting.

Yours Truly,

Edward B. Meyercord
President and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy online, by telephone, or by mail to ensure the presence of a quorum. If you attend the meeting and do not hold your shares through an account with a brokerage firm, bank or other nominee, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares and revoke your vote, if necessary.

2025 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 12, 2025

TO THE STOCKHOLDERS:

Notice is hereby given that the 2025 Annual Meeting of Stockholders of Extreme Networks, Inc. will be held on Wednesday, November 12, 2025 at 11:00 a.m. Eastern Time. This year’s Annual Meeting of Stockholders will be a virtual, live audio meeting of stockholders. To participate online, you must register before the meeting at www.proxyvote.com, or during the meeting at www.virtualshareholdermeeting.com/EXTR2025, with the 16-digit code printed in the box marked by the arrow on your proxy materials and follow the on-screen instructions. Once registered, you will be able to attend the meeting online where you will be able to listen to the meeting live and vote.

The following proposals will be presented at the meeting, as well as the transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof:

	PROPOSAL	BOARD VOTING RECOMMENDATION
1 p. 5	Elect seven directors to the Board of Directors for a one-year term;	FOR (each of the nominees)

2 p. 20	Advisory vote to approve our named executive officers’ compensation;	FOR

3 p. 21	Ratify the appointment of Grant Thornton LLP as our independent auditors for our fiscal year ending June 30, 2026; and	FOR

4 p. 23	Approve an amendment and restatement of our Equity Incentive Plan to add 6,800,000 shares of our common stock to those reserved for issuance under the plan.	FOR

Stockholders of record at the close of business on September 17, 2025 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof. Commencing ten days prior to the meeting, a complete list of stockholders entitled to attend and vote at the meeting will be available for review by any stockholder during normal business hours at our offices located at 2121 RDU Center Drive, Suite 300, Morrisville, North Carolina 27560.

BY ORDER OF THE BOARD OF DIRECTORS,

Katayoun (“Katy”) Motiey

EVP, Chief Legal, Administrative & Sustainability Officer, and Corporate Secretary

Morrisville, North Carolina

September 26, 2025

2025 PROXY STATEMENT

YOUR VOTE IS IMPORTANT: Please vote your shares online or by telephone, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the meeting, you may choose to vote online at the virtual meeting even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 12, 2025: This Proxy Statement and the financial and other information concerning Extreme Networks contained in our Annual Report to Stockholders for the fiscal year ended June 30, 2025 are available on the Internet and may be viewed at www.proxyvote.com, where you may also cast your vote.

2025 PROXY STATEMENT

2023 PROXY STATEMENT	i

2023 PROXY STATEMENT	ii

Transaction of Other Business	71
Delivery to Stockholders Sharing the Same Last Name and Address	71
COMMUNICATING WITH EXTREME NETWORKS	73
EXHIBIT A: AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN	A-1

2023 PROXY STATEMENT	iii

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors (our “Board”) is soliciting your proxy for the 2025 Annual Meeting of Stockholders to be held on Wednesday, November 12, 2025, or at any postponements or adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and related materials are first being made available to stockholders on or about September 26, 2025. References in this proxy statement to the “Company,” “we,” “our,” “us” and “Extreme Networks” are to Extreme Networks, Inc., and references to the “Annual Meeting” or the “2025 Annual Meeting” are to the 2025 Annual Meeting of Stockholders. When we refer to the Company’s fiscal year, we mean the annual period ending on June 30. This proxy statement covers our 2025 fiscal year, which began on July 1, 2024 and ended on June 30, 2025 (“fiscal 2025”).

Who May Vote, Record Date, Attendance at Meeting

Only holders of record of the Company’s common stock at the close of business on September 17, 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. As of the Record Date, 133,652,565 shares of common stock were outstanding and entitled to vote. You are entitled to one vote for each share you hold.

You are entitled to attend the Annual Meeting if you were a stockholder of record or a beneficial owner of our common stock as of the Record Date, or if you hold a valid legal proxy for the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions.

Registration, Conduct of the Virtual Annual Meeting

To attend the 2025 Annual Meeting online, you must register before the meeting at www.proxyvote.com, or during the meeting at www.virtualshareholdermeeting.com/EXTR2025, with the 16-digit code printed in the box marked by the arrow on your proxy materials and follow the on-screen instructions.

Once you are logged in, you will be permitted to ask questions during the Annual Meeting. To ask a question, you will log in as a Stockholder using the 16-digit control number you received with your proxy materials. Questions about one of the matters in the agenda to be voted on by stockholders may be submitted via the web portal at or before the time the matters are before the Annual Meeting for consideration. We will answer such questions before the voting is closed. Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding the Company. Such questions may be submitted in the field provided in the web portal during the Annual Meeting.

You may vote at the Annual Meeting by following the instructions below under “Voting Instructions.”

If you encounter technical difficulties regarding the virtual Annual Meeting, please call the technical support number posted on the virtual meeting web page. If there are technical difficulties that make holding of the Annual Meeting unreasonably difficult or impossible, the Chair of the Board will make a determination to delay or reconvene the meeting, and will post a notification to stockholders at www.virtualshareholdermeeting.com/EXTR2025.

2025 PROXY STATEMENT	1

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but cannot vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to such shares, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of selection of auditors. Non-routine matters include the election of directors, advisory votes to approve named executive officers’ compensation, and amendments to or the adoption of stock plans.

Quorum

Our bylaws provide that a majority of the shares of our common stock issued and outstanding and entitled to vote at the meeting as of the Record Date must be represented at the meeting, either in person (virtually) or by proxy, to constitute a quorum for the transaction of business at the meeting, except to the extent that the presence of a larger number may be required by law. Your shares will be counted towards the quorum only if you submit a valid proxy, if your broker, banker or other nominee submits a proxy on your behalf, or if you vote at the virtual Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.

“Notice and Access” Model

The United States Securities and Exchange Commission’s (the “SEC”) proxy rules set forth how companies must provide proxy materials. These rules are often referred to as “notice and access.” Under the notice and access model, a company may select either of the following options for making proxy materials available to stockholders: (i) the full set delivery option; or (ii) the notice only option. A company may use a single method for all its stockholders or use the full set delivery option for some stockholders and the notice only option for others.

Under the full set delivery option, a company delivers all proxy materials to its stockholders by mail or, if a stockholder has previously agreed, electronically. In addition to delivering proxy materials to stockholders, the company must post all proxy materials on a publicly accessible web site (other than the SEC’s web site) and provide information to stockholders about how to access that web site and the hosted materials. Under the notice only option, instead of delivering its proxy materials to stockholders, the company delivers a “Notice of Internet Availability of Proxy Materials” that outlines (i) information regarding the date and time of the meeting of stockholders, as well as the items to be considered at the meeting; (ii) information regarding the web site where the proxy materials are posted; and (iii) various means by which a stockholder can request printed or emailed copies of the proxy materials.

In connection with our 2025 Annual Meeting, we have elected to use the notice only option. Accordingly, you should have received a notice by mail, unless you requested a full set of materials from prior mailings, instructing you how to access proxy materials at www.proxyvote.com and providing you with a control number you can use to vote your shares. You may request that the Company also deliver to you printed or emailed copies of the proxy materials.

All shares represented by a valid proxy, timely submitted to the Company will be voted. Where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted as recommended by the Board. If your shares are registered under your own name, you may revoke your proxy at any time before the Annual Meeting by (i) delivering to the Corporate Secretary at the Company’s headquarters either a written instrument revoking the proxy or a duly executed proxy with a later date, or (ii) attending the Annual Meeting and voting online. If you hold shares in street name, through a broker, bank or other nominee, you must contact the broker, bank or other nominee to revoke your proxy.

Vote Required to Adopt Proposals

The holder of each share of the Company’s common stock outstanding on the Record Date is entitled to one vote on each of the director nominees and one vote on each other matter. The director nominees who receive the highest number of “For” votes will be elected as directors. The advisory vote to approve our named officers’ compensation, the ratification of the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending June 30, 2026, and the approval of the amendment and restatement of our Amended and Restated 2013 Equity Incentive Plan, shall be determined by a majority of the votes cast affirmatively or negatively on the matter.

2025 PROXY STATEMENT	2

Effect of Abstentions and Broker Non-Votes

Votes withheld from any nominee, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have no effect on the advisory vote to approve our named executive officers’ compensation, the ratification of the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending June 30, 2026, or the approval of the amendment and restatement of our Amended and Restated 2013 Equity Incentive Plan.

If you are a beneficial owner and hold your shares in “street name,” it is critical that you cast your vote if you want it to count in the election of directors and with respect to the other proposals included in this proxy. The rules governing brokers, banks and other nominees who are voting with respect to shares held in street name provide such nominees the discretion to vote on routine matters, but not on non-routine matters. Routine matters to be addressed at the Annual Meeting include the ratification of auditors. Non-routine matters include the election of directors, the advisory vote to approve our named executive officers’ compensation, and the approval of the amendment and restatement of our Amended and Restated 2013 Equity Incentive Plan. Banks and brokers may not vote on these non-routine matters if you do not provide specific voting instructions. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

Voting Instructions

If you complete and submit your proxy card or the voting instruction card provided by your broker, bank or other nominee, the persons named as proxies will follow your instructions. If you do not direct how to vote on a proposal, the persons named as proxies will vote as the Board recommends on that proposal. Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record - You may vote by proxy, online, or by telephone. Please follow the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card you received. You may also vote online at the Annual Meeting by attending the Annual Meeting online. To attend the Annual Meeting online, you must register online at www.proxyvote.com, or during the meeting at www.virtualshareholdermeeting.com/EXTR2025, with the 16-digit code printed in the box marked by the arrow on your proxy materials and follow the on-screen instructions.

Beneficial Stockholders - You may vote online or by telephone. Your broker, bank, or other nominee will provide you with the 16-digit control number to vote your shares prior to the Annual Meeting by telephone or online at www.proxyvote.com. You may also vote online at the Annual Meeting by attending the Annual Meeting online. To attend the Annual Meeting online, you must register online at www.proxyvote.com, or during the meeting at www.virtualshareholdermeeting.com/EXTR2025, with the 16-digit code provided to you by your broker, bank, or other nominee, and follow the on-screen instructions.

Votes submitted by telephone or online must be received by 11:59 p.m., Eastern Time, on November 11, 2025. Submitting your proxy by telephone or online will not affect your right to vote virtually on the day of the Annual Meeting if you decide to attend the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again online or by telephone as more fully detailed on your proxy card, or by delivering written instructions to the Corporate Secretary at the Company’s headquarters before the Annual Meeting. Attendance at the virtual Annual Meeting will not cause your previously voted proxy to be revoked unless you specifically request revocation or vote online at the virtual Annual Meeting. If your shares are held by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with the nominees directions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting online.

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

•
“FOR” the election of each nominee for director;
•
“FOR” the approval of our named executive officers’ compensation;
•
“FOR” the ratification of the appointment of Grant Thornton LLP as our independent auditors for our fiscal year ending June 30, 2026; and

2025 PROXY STATEMENT	3

•
“FOR” the approval of the amendment and restatement of our Amended and Restated 2013 Equity Incentive Plan.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares in his or her discretion.

Solicitation of Proxies

We will bear the entire cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. We may use the services of our officers, directors and other employees to solicit proxies, personally or by telephone, without additional compensation. The Company has engaged Okapi Partners to assist in the solicitation of proxies and provide related advice, informational support, and outreach for a services fee and the reimbursement of customary disbursements that are not expected to exceed $26,000 in the aggregate.

Voting Results

We will announce preliminary voting results at the Annual Meeting. We will report final results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

2025 PROXY STATEMENT	4

PROPOSAL ONE:

ELECTION OF DIRECTORS

The terms of our current directors expire upon the election and qualification of the directors to be elected at the 2025 Annual Meeting. The Board has nominated seven persons for election at the Annual Meeting to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified. Our Board’s nominees for election at the 2025 Annual Meeting are Ingrid J. Burton, Charles P. Carinalli, Kathleen M. Holmgren, Edward H. Kennedy, Rajendra ("Raj") Khanna, Edward B. Meyercord, and John C. Shoemaker, all of whom are presently directors of Extreme Networks.

Please see below under the heading “Board of Directors” for information concerning the nominees. If elected, each nominee will serve as a director until the 2026 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Each nominee has indicated to us that he or she will serve if elected. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or who will decline to serve as a director. However, if a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for a substitute nominee designated by the Nominating and Corporate Governance Committee ("Nom Gov Committee") or our Board.

Vote Required and Board of Directors’ Recommendation

The persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote at the 2025 Annual Meeting will be elected to the Board, provided a quorum is present. Votes “For,” votes to “Withhold” authority, and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but votes “withheld” and broker non-votes will have no effect on the outcome of the election. If you sign and return a proxy card without giving specific voting instructions as to the election of any director, your shares will be voted in favor of the nominees recommended by our Board.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

2025 PROXY STATEMENT	5

BOARD OF DIRECTORS

The following are our nominees for the Board of Directors.

EDWARD B. MEYERCORD President & CEO

Director since:  2009

Independent:  no

Age:  60

Committees:  none

Skills:  leadership; executive management; mergers & acquisitions; corporate strategy; corporate finance; sales & marketing; operations; AI and cybersecurity

	JOHN C. SHOEMAKER Board Chair	Director since: 2007 Independent: yes Age: 82 Committees: Nom Gov (Chair); Compensation Skills: leadership, technology management; operational, management and financial expertise, M&A
INGRID J. BURTON

Director since:  2019

Independent:  yes

Age:  63

Committees:  Nom Gov

Skills:  marketing and management expertise; brand building; creating demand; growing business; cyber risk management; AI and machine learning technologies

CHARLES P. CARINALLI

Director since:  1996

Independent:  yes

Age:  77

Committees:  Compensation (Chair); Nom Gov

Skills:  engineering and engineering management; management and technology expertise, product development; strategic planning; risk management

KATHLEEN M. HOLMGREN

Director since:  2015

Independent:  yes

Age:  67

Committees:  Nom Gov; Audit; Compensation

Skills:  expertise in storage, computer systems, enterprise software and management consulting; operations; strategic planning; risk assessment and planning

	EDWARD H. KENNEDY	Director since: 2011 Independent: yes Age: 70 Committees: Audit; Compensation Skills: financial and executive leadership in technology and networking companies; management expertise; financial expertise
RAJENDRA ("RAJ") KHANNA

Director since:  2014

Independent:  yes

Age:  79

Committees:  Audit (Chair)

Skills:  financial and internal audit leadership; establishment of financial controls and processes; financial advice; mergers & acquisitions guidance; strategic advice; business model changes

There are no family relationships among any of our directors or executive officers.

The biography of each of our director nominees below contains information regarding the person’s service as a director, business experience, other director positions held currently or at any time during the last five years, information regarding involvement

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in certain legal or administrative proceedings, and the experiences, qualifications, attributes or skills that caused the Nom Gov Committee and our Board to determine that the person should serve as a director.

Nominees For Election At 2025 Annual Meeting

EDWARD B. MEYERCORD

Mr. Meyercord has served as our President and Chief Executive Officer since April 2015. Mr. Meyercord joined our Board of Directors as an independent director in October 2009 and served as Chair from March 2011 until August 2015. Prior to assuming his operating role at Extreme Networks in April 2015, Mr. Meyercord was Chief Executive Officer and Director at Critical Alert Systems, LLC, a privately-held software-driven, healthcare information technology company from 2011 to 2015. Prior to that, Mr. Meyercord served as Chief Executive Officer, President and Director of Cavalier Telephone, LLC, a privately-held voice, video and data services company, from 2006 to 2009. He served as Chief Executive Officer, President, and Director of Talk America Holdings, Inc., a publicly-traded company that provided phone and internet services to consumers and small businesses throughout the United States, from 1996 to 2006.

Earlier in his career, Mr. Meyercord served as a VP in the investment banking division of Salomon Brothers Inc. (now part of Citigroup, Inc.), a Wall Street investment bank, from 1993 to 1996. He also served on the board of Tollgrade Communications, Inc., a then publicly-traded telecommunications company, from August 2009 to May 2011. Mr. Meyercord has served as a director of SpayFirst since 2017. Mr. Meyercord holds a B.A. degree in economics from Trinity College in Hartford, Connecticut and a M.B.A. degree from the Stern School of Business at New York University.

Mr. Meyercord brings to the Board his extensive executive experience in leadership, management, operations, sales and marketing, strategy, execution, mergers and acquisitions, and finance. His background in the healthcare and telecommunications industries provides our Board with valuable industry expertise in several of our key markets. Also, the Board believes it is valuable to have the Company’s Chief Executive Officer serve on the board to bring in-depth perspective on the Company’s current operations, strategy, financial condition and competitive position.

JOHN C. SHOEMAKER

Mr. Shoemaker has served as one of our directors since October 2007 and has been the Chair of the Board since February 2017. He currently serves as a consultant to the high technology industry and also serves as a mentor to corporate executives. Since April 2023, Mr. Shoemaker has served as an advisor/investor of TalentSky, Inc., a private startup in the career development space. He served as a director for NYRIAD, a privately-held software development company, from 2017 until 2025, and served on the board of directors of Altera Corporation, a publicly-traded provider of programmable logic solutions, from 2007 until it was acquired by Intel Corporation in 2015. Mr. Shoemaker was a member of the board of directors of SonicWall, a then publicly-traded firewall and cybersecurity solutions company, from 2004 to 2010, serving as its chair from 2007 to 2010. Mr. Shoemaker is a member of the Board of Trustees at Hanover College and a member of the Indiana University School of Business Dean’s Advisory Council for the school of Informatics, Computing, and Engineering, and the Johnson Center for Entrepreneurship Board.

Mr. Shoemaker's executive management experience includes various positions from 1990 to 2004 at Sun Microsystems, Inc., where he held roles that included EVP, Worldwide Operations Organizations and EVP and General Manager for its Computer Systems Division. Mr. Shoemaker previously held a number of senior executive positions with the Xerox Corporation, a provider of document management technology and services, including as SVP, World Wide Marketing. Mr. Shoemaker earned a B.A. in political science and business administration from Hanover College and a M.B.A. from Indiana University’s Kelley School of Business. Mr. Shoemaker was named the Entrepreneur of the Year by the Kelley School of Business in 2019 and was awarded an honorary Doctor of Humane Letters degree that same year.

Mr. Shoemaker brings to the Board his extensive executive experience in senior level management positions in the technology industry, particularly in hardware systems, and provides strong operational, management and financial expertise to our Board.

INGRID J. BURTON

Ms. Burton has served as one of our directors since August 2019. She serves as a member of the board of directors of FemtoAI (formerly “Femtosense”), an AI neuromorphic computing company. She serves as an advisor to Luminous.AI, a software startup focused on AI risk and audits, a position she has held since October 2022. From May 2024 to October 2024, she served as the marketing

2025 PROXY STATEMENT	7

leader at Groq, an AI inference technology company. She was an advisor to Dataiku, a leader in enterprise AI, from June 2021 to March 2024. From May 2022 to October 2023, she was a member of the board of directors of Fogo de Chão.

Ms. Burton previously served as Chief Marketing Officer for Quantcast, a global advertising technology company, which position she held from November 2020 to March 2022. She served as Chief Marketing Officer at H2O.ai, an open source AI and machine learning technology company from February 2018 to August 2020. Previously, from July 2015 to March 2017, Ms. Burton was Chief Marketing Officer of Hortonworks, a data software company. From January 2013 to June 2015, Ms. Burton was SVP for Technology and Innovation Marketing, with SAP, a global enterprise software company. Ms. Burton previously held chief marketing officer positions with Silver Spring Networks and Plantronics, and held various executive and senior management positions in marketing over 20 years with Sun Microsystems. Ms. Burton holds a B.A. in Mathematics with a focus in Computer Science from San Jose State University.

Ms. Burton holds the National Association of Corporate Directors ("NACD") Directorship Certification, and has also completed the NACD Cybersecurity course, earning the CERT Certificate in Cyber-Risk Oversight. This certificate, developed by NACD, Ridge Global, and the CERT division of the Software Engineering Institute at Carnegie Mellon University, demonstrates her commitment to advanced cybersecurity literacy.

CHARLES P. CARINALLI

Mr. Carinalli has served as one of our directors since October 1996. Mr. Carinalli has been a Principal of Carinalli Ventures since January 2002. Mr. Carinalli has extensive public and private board experience, having served as a director of Algorithmic Intuition, Inc., a privately-held medical electronics company, from 2020 to 2023; Dhaani Systems, a privately-held IT-energy management company from 2009 to 2023; Fairchild Semiconductor International, Inc., a publicly-traded semiconductor company from 2002 until its acquisition by ON Semiconductor, a publicly-traded semiconductor company, in 2016; Atmel Corporation, a publicly-traded semiconductor company, from 2008 until its acquisition by Microchip Technology in 2016; and Clearwater Communications, Inc., a privately-held telecommunications company, from 2000 to 2001.

From 1999 to May 2002, Mr. Carinalli was Chief Executive Officer and a director of Adaptive Silicon, Inc., a privately-held developer of semiconductor products. From December 1996 to July 1999, Mr. Carinalli served as President, Chief Executive Officer, and a director of WaveSpan Corporation, a developer of wireless broadband access systems until the company was acquired by Proxim, Inc., a broadband wireless networking systems company. From 1970 to 1996, Mr. Carinalli served in various positions at National Semiconductor Corporation, a publicly-traded semiconductor company that developed and sold analog-based semiconductor and integrated communication products, most recently serving as SVP and Chief Technical Officer. Mr. Carinalli holds a B.S. in electrical engineering from the University of California, Berkeley and a M.S. in electrical engineering from Santa Clara University.

Mr. Carinalli brings to the Board extensive engineering and engineering management expertise, as well as general management expertise and technology expertise, which aids our Board in understanding product development, engineering management and strategic planning, as well as risk assessment and planning.

KATHLEEN M. HOLMGREN

Ms. Holmgren has served as one of our directors since November 2015. Ms. Holmgren is currently a member of the Board of Directors of Automation Anywhere, Inc., a privately-held American global software company that provides an AI-powered platform for end-to-end process automation, where she serves on their Audit Committee. Ms. Holmgren was also the Chief Operating Officer for Automation Anywhere, Inc. from March 2013 through August 2015 and then served as Chief Officer - Future Workforce until March 2018. Ms. Holmgren is the first vice-chair of the board and chair of the Compensation Committee of Calavo Growers, Inc., a publicly-traded food and distribution company, which she joined in January 2017. From May 2017 through January 2021, Ms. Holmgren was a member of the Board of Directors of Fresh Realm, LLC, a privately-held delivery and business platform for the perishable food industry, representing Calavo Growers’ interests. In June 2021, Ms. Holmgren became an advisory to Circle Security, a cybersecurity platform powered by a patented decentralized cryptographic architecture purpose-built to deliver true prevention. She served on the Board of Group Delphi, a private design and media production company, from July 2014 through December 2019, and from October 2009 to December 2016, she served as a director at the Alliance of Chief Executives, LLC, an organization for chief executives.

Since 2008, Ms. Holmgren has served as a Principal at Sage Advice Partners, a management consulting firm specializing in the high-tech and green-tech markets. She held the position of President and Chief Executive Officer of Mendocino Software, a privately held enterprise-class application data developer, from November 2007 to March 2008. Prior to November 2007, Ms. Holmgren spent over 20 years at Sun Microsystems, Inc., a publicly-held enterprise software company acquired by Oracle Corporation in 2010, where

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she held increasingly senior roles, culminating in SVP, Storage Systems. Ms. Holmgren holds a B.S. in Industrial Engineering from California Polytechnic State University and a M.B.A from the Stanford Graduate School of Business.

In November 2021, Ms. Holmgren received the Top 100 Director award from the NACD. Ms. Holmgren brings to the Board her knowledge and expertise in executive leadership in storage, enterprise software and management consulting industries, and provides expertise in operations strategic planning and risk assessment and planning.

EDWARD H. KENNEDY

Mr. Kennedy has served as one of our directors since April 2011. Mr. Kennedy served on the Board of Directors of Motionworks, a predictive population intelligence platform, from May 2023 to December 2024. He has previous public company board experience, having served as a director of Visual Networks, Inc., a network and performance management solutions provider, from 2002 until it was acquired by Fluke Electronic Corporation, an electronic test tools and software company, in 2006. He also served on several private boards: Avizia from 2014 until its merger with American Well in July 2018; Hatteras Networks from 2005 to 2011, when Hatteras Networks merged with Overture; and Imagine Communications from 2007 until its acquisition by Harris Broadcast in 2010. He also served as a board member of the Grid Wise Alliance, a leading industry coalition driving the modernization of the U.S. electric system from 2013 to 2017. He currently serves on the Virginia Tech Dean of Engineering Advisory Committee. He served on the Executive Parent Board of Villanova University from 2015 through 2025 and was a Trustee of Flint Hill School, a private JK-12 college preparatory school in Oakton, Virginia, from 2011 to 2020.

Since September 2018, Mr. Kennedy has been a Principal at Kenko Partners, a consultant and investment firm focused on technology and real estate. From June 2017 until September, 2018, Mr. Kennedy served as the President and Chief Executive Officer of Cenx, Inc., a leader in service orchestration solutions for software-defined and virtualized networks before the company was acquired by LM Ericsson in 2018. From June 2010 to April 2017, Mr. Kennedy served as the Chairman, Chief Executive Officer and President of Tollgrade Communications, Inc., a telecommunication and smart grid company which he took private to Golden Gate Capital and then later divested the Smart Grid business to Hubbell (Aclara) Corporations and divested the Telco business to Enghouse Systems, a Canadian based, publicly-traded software and services company, in April 2017. Mr. Kennedy previously served as the Chief Executive Officer and President of Rivulet Communications, Inc., a medical video networking company, from 2007 until it was acquired by NDS Surgical Imaging, LLC, a medical imaging and informatics systems company, in 2010. He also previously served as President of Tellabs North American Operations, an optical network technology company, and as EVP of Tellabs, Inc. from 2002 to 2004. Mr. Kennedy co-founded Ocular Networks, Inc., a provider of optical networking technologies, in 1999 and served as its Chief Executive Officer and President until it was sold to Tellabs, Inc. in 2002. He has also held various executive positions at several telecommunications equipment companies, including Alcatel-Lucent S.A. (previously Alcatel Data Network), a publicly-traded French global telecommunications equipment company, and Newbridge Networks Corporation, a then publicly-traded Canadian digital networking equipment company. Mr. Kennedy was a Venture Partner at Columbia Capital, a private equity investment firm, from 2005 to 2007, where he advised regarding investments into new and existing portfolio companies. Mr. Kennedy holds a B.S. in electrical engineering from the Virginia Polytechnic Institute and State University.

Mr. Kennedy brings to the Board his extensive financial and executive leadership experience in technology companies, including networking companies, and provides management and financial expertise to our Board. He also brings significant strategic and M&A expertise to the board. He has been a member of NACD since 2017.

RAJENDRA ("RAJ") KHANNA

Mr. Khanna has served as one of our directors since December 2014. Since 2012, Mr. Khanna has served as an independent consultant, assisting companies with finance and internal audit issues. From 2004 to 2011, Mr. Khanna served as VP of Corporate Audit at Qualcomm, Inc., a publicly-traded semiconductor company. Prior to Qualcomm, Mr. Khanna held various finance roles at Sun Microsystems, Inc., from 1991 to 2004, including International Controller, VP Finance for Global Services Business and Senior Director of Finance for Strategic Business Units, and at Xerox Corporation, a provider of document management technology and services, from 1974 to 1991. Mr. Khanna holds a B. Tech in mechanical engineering from the Indian Institute of Technology and a M.B.A. from the University of Rochester, New York.

Mr. Khanna brings to the Board his extensive experience leading finance and internal audit teams, including the establishment of financial controls and processes, delivering financial investment and M&A guidance, and providing strategic advice and direction regarding business model changes.

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Director Skills Matrix

The following summarizes key skills of our directors:

	Burton	Carinalli	Holmgren	Kennedy	Khanna	Meyercord	Shoemaker
Accounting and Finance			●	●	●	●	●
Artificial Intelligence (AI)	●					●
Cybersecurity	●					●
Engineering		●	●	●	●
Executive Leadership Experience	●	●	●	●	●	●	●
Investments and Financing		●		●	●	●	●
Mergers & Acquisitions				●	●	●	●
Operations		●	●			●	●
Product Development	●	●
Public Company Board Experience	●	●	●	●		●	●
Risk Assessment and Management		●	●		●
Sales and Marketing	●					●
Strategic Planning	●	●	●	●	●	●	●
Supply Chain			●				●
Technology	●	●	●	●	●	●	●

Arrangements Regarding Appointment of Directors

None of our directors are appointed pursuant to any arrangement with the Company. Pursuant to the offer letter between the Company and Mr. Meyercord respecting his employment, Mr. Meyercord must immediately resign as a director of the Board when his employment with the Company terminates.

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CORPORATE GOVERNANCE

Our Board currently consists of seven directors. Our Board has reviewed the criteria for determining the independence of the Company’s directors under Nasdaq Rule 5605, Item 407(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It has affirmatively determined that, other than Mr. Meyercord, each member of our Board is independent under such criteria. The Board has determined that as of the date of this Proxy Statement the Board is comprised of a majority of directors who qualify under the rules adopted by the SEC and Nasdaq.

Directors to be elected at the 2025 Annual Meeting are to hold office until the 2026 annual meeting of stockholders and until their respective successors are elected and qualified.

Board and Leadership Structure

Our current leadership structure separates the roles of the Chief Executive Officer and the Chair of our Board. Mr. Shoemaker has served as the Independent Chair of our Board since February 2017. Our Corporate Governance Guidelines require that the Chair of our Board and Chief Executive Officer positions be separate; provided, that the Board, in its discretion, may appoint a non-independent director, who is not the CEO, as a Temporary Chair of the Board on an interim basis to serve during any period in which the Board is seeking an independent Chair of the Board. During any such interim period, the Board will appoint an independent director to serve as Lead Director.

Mr. Shoemaker’s duties as Independent Chair include:

•
chairing executive sessions of the independent directors;
•
ensuring that independent directors have adequate opportunities to meet without management present;
•
serving as designated contact for communication to independent directors, including being available for consultation and direct communication with major stockholders;
•
ensuring that the independent directors have an opportunity to provide input on the agenda for meetings of our Board;
•
assuring that there is sufficient time for discussion of all agenda items; and
•
being identified as the recipient of communications with stockholders in the annual meeting proxy statement.

Our Board appoints our President and Chief Executive Officer, Chief Financial Officer, Corporate Secretary and all executive officers. All executive officers serve at the discretion of our Board. Each of our executive officers devotes his or her full time to our affairs. Our directors devote time to our affairs as is necessary to discharge their duties. In addition, our Board has the authority to retain its own advisers, at the Company’s expense, to assist it in the discharge of its duties.

Board’s Role in Risk Oversight

Our Board has an active role in overseeing management of the risks we face. This role is one of informed oversight rather than direct management of risk. Our Board regularly reviews and consults with management on the Company’s strategic direction and the challenges and risks we face. Our Board also reviews and discusses with management on a quarterly basis its financial results and forecasts. The Audit Committee of our Board oversees management of the Company’s financial risks, and oversees and reviews our risk management policies, including the Company’s investment policies and compliance programs. The Compensation Committee of our Board oversees our management of risks relating to and arising from our compensation plans and arrangements. These committees periodically report on these matters to the full Board.

Management is tasked with the direct management and oversight of legal, financial, and commercial compliance matters, which includes identification and mitigation of associated areas of risk. Our EVP, Chief Legal, Administrative & Sustainability Officer, and Corporate Secretary provides regular reports of legal risks and developments to the Audit Committee and to our full Board. Our EVP, Chief Financial Officer and Treasurer, Corporate Controller, SVP of Finance & Corporate Development, and Director of Internal Audit provide regular reports to the Audit Committee concerning financial, tax and audit related risks. In addition, the Audit Committee receives periodic reports from management on our compliance programs and efforts, our investment policies and practices, and the results of various internal audit projects. Our Chief Information Security Officer ("CISO") reports regularly to the Audit Committee regarding any significant cybersecurity incidents, as well as any incidents with lesser impact potential. The Chief Information and Customer Officer (“CICO”) and CISO periodically report to the full Board regarding cybersecurity risks and our cyber risk management program. The Compensation Committee’s compensation consultant, together with our SVP, Chief People Officer and other members of management, provide analysis of risks related to our compensation programs and practices to the Compensation Committee.

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Meetings of the Board of Directors

Our Board held six meetings during the fiscal year ended June 30, 2025. No director attended fewer than 75 percent of the aggregate of the meetings of our Board held during the period for which he or she has been a director during fiscal 2025 and the meetings of the committees on which he or she served which were held during the periods in fiscal 2025 that he or she served on such committees.

Director Attendance at Annual Meetings

We encourage director attendance at the annual meetings of stockholders and we use reasonable efforts to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors, taking into account our directors’ schedules. All of our current directors attended our 2024 annual meeting of stockholders.

Executive Sessions

The independent members of our Board meet regularly in executive session (without the presence or participation of non-independent directors), generally before or after a regularly scheduled Board meeting or at such other times as determined by our independent directors or our Chair. Executive sessions of the independent directors are chaired by our Chair. The executive sessions include discussions regarding guidance to be provided to the Chief Executive Officer and such other topics as the independent directors determine.

Committees of the Board of Directors

In fiscal 2025, our Board had the following three standing committees: Audit Committee; Compensation Committee; and Nom Gov Committee. Our Board has adopted a written charter for each of these committees, which are available on the Governance section of the Investor Relations page of our website at investor.ExtremeNetworks.com.

Fiscal 2025 Committee Membership

The members and Chairs of our standing committees as of June 30, 2025 were as follows:

Name	Audit Committee	Compensation Committee	Nom Gov Committee
Ingrid J. Burton			Member
Charles P. Carinalli		Chair	Member
Kathleen M. Holmgren	Member	Member	Member
Edward H. Kennedy	Member	Member
Rajendra ("Raj") Khanna	Chair
John C. Shoemaker		Member	Chair

Audit Committee - The current members of the Audit Committee are Ms. Holmgren and Messrs. Khanna and Kennedy. Mr. Khanna serves as Chair. Our Board has determined that each member of the Audit Committee (i) is independent as defined in applicable Nasdaq rules; (ii) meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act; (iii) has not participated in the preparation of financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our Board further has determined that Mr. Khanna and Mr. Kennedy are “audit committee financial experts,” as defined by Item 407(d)(5) of Regulation S-K of the Exchange Act. Additionally, our Board has determined that Mr. Khanna and Mr. Kennedy have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that results in their financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Audit Committee reviews and reports to the Board on financial reports and financial information we disclose and our compliance with legal and regulatory requirements; reviews the qualifications, independence and performance, and approves the terms of engagement, of our independent auditors; and reviews the performance of the Company’s internal audit function. In this regard, the Audit Committee retains our independent auditors; approves the terms of engagement of the independent auditors for audit services and non-audit services; regularly communicates with the independent auditors, financial and senior management of the Company; and regularly reports to the Board. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of any complaints we receive regarding accounting or internal auditing controls, including anonymous

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submission by our employees of concerns regarding accounting or auditing matters that may be submitted through our whistleblower hotline. In addition, the Audit Committee reviews our critical accounting policies and procedures and policies with respect to our financial accounting and internal controls. The Audit Committee also assists our Board in fulfilling its oversight responsibilities with respect to financial risks, including risk management in the areas of financial reporting, internal controls, investments, cybersecurity, and compliance with legal and regulatory requirements. The Audit Committee annually reviews and reassesses the adequacy of its Audit Committee Charter. The Audit Committee held nine meetings during fiscal 2025.

Compensation Committee - The current members of the Compensation Committee are Ms. Holmgren and Messrs. Carinalli, Kennedy, and Shoemaker. Mr. Carinalli serves as Chair. All members of the Compensation Committee are independent for purposes of the Nasdaq Marketplace Rules, and are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee is responsible for discharging our Board’s responsibilities relating to compensation and benefits of our executive officers and evaluates and reports to our Board on matters concerning management performance, officer compensation and benefits plans and programs. In carrying out its responsibilities, the Compensation Committee reviews all components of executive officer compensation for consistency with our compensation philosophy. The Compensation Committee also administers our cash compensation plans, significant employee health and welfare and other benefit plans, and equity-based incentive plans. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Our President and Chief Executive Officer and our SVP, Chief People Officer assist the Compensation Committee in its deliberations with respect to the compensation of our executive officers, provided, however, neither individual participates in the Compensation Committee’s deliberations or voting regarding his or her own compensation. In connection with the Company’s annual compensation review, each executive officer discusses his or her individual performance with our Chief Executive Officer, who addresses such performance with the Compensation Committee, and the Chief Executive Officer discusses his individual performance directly with the Compensation Committee. The Compensation Committee annually reviews and reassesses the adequacy of its Compensation Committee Charter. The Compensation Committee held eight meetings during fiscal 2025.

As permitted by its Charter, and subject to the provisions of Section 152 of the Delaware General Corporation Law, the Compensation Committee delegated to management the ability to award time-based restricted stock units (“RSUs”) under the Company’s Amended and Restated 2013 Equity Incentive Plan to employees of the Company at the level of Vice President and below and for refresh grants within permitted ranges for Senior Vice Presidents. The delegation provided for limitations on the number of shares covered by the individual and aggregate awards, vesting over three years, and quarterly reporting to the Compensation Committee. The Company’s Chief Executive Officer or at least two of the: (a) Chief Financial Officer; (b) General Counsel (including the Chief Administrative Officer); or (c) Chief People Officer presently approve such awards, before the effective date of grant.

The Compensation Committee may retain, at the Company’s expense, one or more independent compensation consultants. As described under the heading “Executive Compensation and Other Matters—Compensation Discussion and Analysis,” the Compensation Committee was advised by Compensia, Inc., a national compensation consulting firm, with respect to various compensation matters during fiscal 2025. Compensia has served as the Compensation Committee’s compensation consultant since fiscal year 2013. The Compensation Committee has reviewed and is satisfied with the qualifications, performance and independence of Compensia. Compensia provides no services to the Company other than services for the Compensation Committee.

For more information about the Compensation Committee’s role and practices regarding executive compensation, see the discussion below under the heading “Executive Compensation and Other Matters.”

Nom Gov Committee - The current members of the Nom Gov Committee are Messrs. Shoemaker and Carinalli and Mses. Burton and Holmgren. Mr. Shoemaker serves as Chair. Each member of the Nom Gov Committee is independent. The Nom Gov Committee develops and recommends to the Board criteria for selecting qualified director candidates; identifies, reviews, and evaluates candidates to serve on our Board; considers committee member qualifications, appointment, and removal; recommends corporate governance principles, codes of conduct and compliance mechanisms applicable to us, including our Corporate Governance Guidelines; assists our Board in its annual reviews of the performance of our Board, each committee of the Board, and management; and assists the Board in the administration of our Amended and Restated Tax Benefit Preservation Plan, if applicable. The Nom Gov Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. The Nom Gov Committee periodically reviews and reassesses the adequacy of its Nom Gov Committee Charter. The Nom Gov Committee held four meetings during fiscal 2025.

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Compensation Committee Interlocks and Insider Participation

None of our executive officers has served on the board of directors or compensation committee of any other entity that has, or has had, one of whose executive officers who served as a member of our Board or Compensation Committee during fiscal 2025. No member of the Compensation Committee was, during fiscal 2025 or any prior period, an officer or employee of the Company.

Director Nominations

Director Qualifications - In fulfilling its responsibilities, the Nom Gov Committee considers numerous factors in reviewing possible candidates for nomination as director, including:

•
the appropriate size of our Board and its committees;
•
the perceived needs of our Board for particular skills, industry expertise, background and business experience;
•
the skills, background, reputation, and business experience of nominees and the skills, background, reputation, and business experience already possessed by other members of our Board;
•
the nominees’ independence from management;
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the nominees’ experience with accounting rules and practices;
•
the nominees’ background with regard to executive compensation;
•
the applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;
•
the benefits of a constructive working relationship among directors;
•
nominees’ experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•
nominees’ experience as a board member of other companies, including service on the board of directors of another public company; and
•
the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nom Gov Committee considers many factors, including character, judgment, independence, age, education, expertise, range of experience, length of service, other commitments and ability to serve on committees of our Board, in evaluating potential candidates. The Nom Gov Committee does not assign any particular weighting or priority to any of these factors or attributes.

There are no stated minimum criteria for director nominees, although the factors and attributes discussed above will play a material role in the recommendation of a candidate by the Nom Gov Committee. The Nom Gov Committee also believes it to be appropriate for one or more key members of management to participate as members of our Board.

Identifying and Evaluating Candidates for Nomination as Director - The Nom Gov Committee annually evaluates the current members of our Board who are willing to continue in service to determine whether to recommend to the full Board that these directors be submitted to the stockholders for re-election.

Candidates for nomination as director come to the attention of the Nom Gov Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the Nom Gov Committee at any point during the year. Additionally, the Nom Gov Committee may poll directors and management for suggestions or conduct research to identify possible candidates if it believes that our Board requires additional members or nominees, or should add additional skills or experience. The Nom Gov Committee may engage a third-party search firm to assist in identifying qualified candidates, as it deems appropriate.

The Nom Gov Committee will consider candidates for directors proposed by its stockholders. To be evaluated in connection with the Nom Gov Committee’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be sent in writing to the Corporate Secretary at our corporate headquarters and must be received at our principal executive offices not earlier than the close of business 120 days prior to the one-year anniversary of the preceding year’s annual meeting and not later than the close of business 90 days prior to such one-year anniversary, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting is first made. For purposes of the foregoing, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by us with the SEC. The recommendation for director nominee submitted by a stockholder must contain the information required by our bylaws. You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw

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provisions regarding the requirements for making stockholder proposals and nominating director candidates. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth the information required by Rule 14a-19. Candidates recommended by our stockholders will be evaluated against the same factors as are applicable to candidates proposed by directors or management.

All directors and director nominees must submit a completed directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nom Gov Committee.

Board Member Resignation Policy

In the event one or more incumbent directors fails to receive the affirmative vote of a majority of the votes cast at an election that is not a contested election, that director shall promptly tender his or her irrevocable resignation to the Board. The Nom Gov Committee shall recommend to the Board whether to accept or reject the resignation of such incumbent director or whether other action should be taken. The Board shall act on the resignation, taking into account the recommendation of the Nom Gov Committee, and within ninety (90) days after the date of certification of the election results, the Board shall disclose its decision and the rationale regarding whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, a filing with the SEC, or by other public announcement. The director whose resignation is under consideration may not participate in any deliberation or vote of the Nom Gov Committee or the Board regarding his or her resignation. The Nom Gov Committee and the Board may consider any factors and other information they deem appropriate and relevant in deciding whether to accept a director’s resignation. If an incumbent director fails to receive the required vote for re-election in an election that is not a contested election and such director’s resignation is not accepted by the Board, such director will continue to serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. If such director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill any resulting vacancy pursuant to the terms of the Company’s bylaws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10 percent of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person. Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10 percent of our common stock were complied with in the fiscal year ended June 30, 2025, other than the inadvertent late filing of one Form 4 on August 30, 2024 for Kevin Rhodes.

Communications with Directors

The Board values the input and insights of the Company’s stockholders and believes that effective communication between the Board and stockholders strengthens the Board’s ability to effectively carry out its oversight function.

Stockholders of the Company may communicate directly with the independent members of the Board, including the Chair of the Board, about corporate governance, corporate strategy, Board-related matters or other substantive matters that the Company’s Corporate Secretary and Chair of the Board consider to be important for the directors to know, by addressing any communications to the intended recipient by name or position in care of:

Chair of the Board (or individually named director(s))

c/o Corporate Secretary

Extreme Networks, Inc.

2121 RDU Center Drive, Suite 300

Morrisville, North Carolina 27560

All communications, including stockholders recommendations of director candidates, must be accompanied by the following information:

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•
If the person is a stockholder, a statement of the type and amount of the securities of the Company that the person holds;
•
The addressee(s) of the communication, if specific to one or more independent directors;
•
The topic of the communication; and
•
The address, telephone number and e-mail address, if any, of the person.

The Corporate Secretary will initially receive all stockholder communications and will review the communications for compliance with this policy. The Corporate Secretary may consult with the Chair of the Board and legal counsel when determining whether a communication is appropriate for delivery.

The Corporate Secretary or his or her designee will send an acknowledgment of receipt to each stockholder who submits a communication. The Corporate Secretary may also communicate with the stockholder for any clarification deemed necessary, and may handle a communication directly where appropriate.

Communications deemed to comply with this policy and to be appropriate for delivery will be delivered to the directors as soon as practicable, and in any case, on a periodic basis, generally in advance of each regularly scheduled meeting of the Board. Concerns relating to accounting, internal accounting controls, auditing matters or questionable financial practices will be handled in accordance with the procedures established by the Audit Committee with respect to such matters.

The following types of communications are considered inappropriate for delivery to the directors, and will not be forwarded to them: (i) communications regarding individual grievances or other interests that are personal to the party submitting the communication; (ii) communications regarding ordinary business operations or commercial matters not related to the stockholders' stock ownership; or (iii) communications that contain offensive, obscene, abusive, threatening, or otherwise inappropriate content, or that create safety or security concerns. The Corporate Secretary will review communications for compliance with this policy. The Corporate Secretary may consult with the Chair and legal counsel when determining whether a communication is appropriate for delivery.

Stockholders who wish to recommend individuals to the Nom Gov Committee for consideration as potential director candidates may, in accordance with relevant provisions of the Company’s Bylaws, submit the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nom Gov Committee, jn care of the Corporate Secretary, at the address listed above. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nom Gov Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

The Board reserves the right to respond to or otherwise communicate with stockholders, and determine the means of such communication, in its absolute discretion.

This policy for stockholder communications with the Board does not apply to (a) communications to independent members of the Board from other members of the Board or officers of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934. Requests for investor relations materials shall be directed to our SVP of Finance & Corporate Development at (919) 595-4196.

Code of Ethics and Corporate Governance Materials

Our Board has adopted charters for its Audit, Compensation, and Nom Gov Committees, which are available on the Governance section of our Investor Relations page of our website at investor.ExtremeNetworks.com. Our Board has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics can also be found on our website on the Governance section of our Investor Relations page of our website at investor.ExtremeNetworks.com. We intend to satisfy the disclosure requirements under the Exchange Act regarding an amendment to or waiver from a provision of our Code of Business Conduct and Ethics by posting such information on our website.

Additionally, our Insider Trading Program, which is reasonably designed to promote compliance with insider trading laws, rules and regulations, including those imposed by the SEC and Nasdaq, (1) governs the purchase, sale and/or other disposition of the Company’s securities by directors, officers and employees of the Company, (2) prohibits our directors and certain employees, including all of our executive officers, from trading during quarterly blackout periods and contains other restrictions on trading activities designed to avoid circumstances where Company insiders may be deemed to have traded on material nonpublic information, and (3) prohibits our directors, officers and employees from engaging in short sales of our securities, entering into transactions in publicly traded options, puts, calls or other derivative securities, hedging transactions with respect to our securities, and pledging shares of

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our securities in margin accounts. Our Insider Trading Program also requires that our directors and certain restricted employees, including all of our executive officers, pre-clear any proposed open market transactions. It is also the policy of the Company that the Company will not engage in transactions in Company securities while aware of material nonpublic information relating to the Company or Company securities. A copy of our Insider Trading Program is attached as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on August 18, 2025.

Corporate Responsibility

We strive to appropriately incorporate corporate responsibility into our business strategy. For us, this means innovating to support technology with a more sustainable footprint, supporting an inclusive environment for all of our employees, and maintaining strong governance practices. To manage this more efficiently, beginning in February 2025, the Nom Gov Committee has designated the primary responsibility for overseeing corporate responsibility back to the Company's management; however, the Board retains ultimate oversight and anticipates that management may report on such matters to the Board, from time to time, as deemed appropriate. The Nom Gov Committee remains responsible for corporate governance, as outlined in the Nom Gov Committee Charter.

While we from time to time engage in initiatives or disclosures regarding corporate responsibility matters, such information is not necessarily material for purposes of our compliance with U.S. federal securities or other regulatory purposes, even where we use language of “materiality”. “Materiality” in the corporate responsibility context is subject to various definitions that may differ from, and are often more expansive than, the definition under U.S. federal securities laws.

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DIRECTOR COMPENSATION

We maintain a non-employee director compensation program, pursuant to which cash fees and equity awards are paid to our non-employee directors in exchange for their service on our Board and its committees. For fiscal 2025, the compensation paid to our non-employee directors was as set forth below. Mr. Meyercord, who serves as our President and Chief Executive Officer, does not receive any additional compensation for his service on our Board.

Cash Compensation

Our non-employee directors are very actively engaged in oversight of corporate governance. Each non-employee director attends and actively prepares for and participates in all committee meetings, regardless of his or her committee membership. The Board and Compensation Committee take this, as well as the total cost of the Company's director compensation program, into consideration in determining Board compensation. During fiscal 2025, each non-employee director earned (a) $110,000 in cash compensation annually for Board service; and (b) the applicable compensation set forth below for serving either as a chair or as a member of one or more of the committees of our Board. Fees payable to directors who join the Board during the fiscal year, or who change Board assignments, are prorated to reflect the period of service. Each director further received reimbursement of expenses related to attendance of meetings of our Board and its committees, but no separate meeting fees are paid.

Fees for Fiscal Year 2025:

Annual Committee Member Compensation
Audit Committee	$12,500
Compensation Committee	10,000
Nom Gov Committee	5,000

Annual Chair or Committee Chair Compensation
Audit Committee Chair	$30,000
Compensation Committee Chair	20,000
Nom Gov Committee Chair	12,000
Board Chair	100,000

The Compensation Committee periodically reviews the director compensation program with Compensia, its compensation consultant. On June 12, 2024, after consultation with Compensia and review of data from our peer group, the Compensation Committee increased the amount of the annual fee paid to the Chair from $70,000 to $100,000, to be effective beginning July 1, 2024.

Equity Compensation

On the date of each annual meeting of our stockholders, each non-employee director continuing service with the Company after the meeting is granted an annual award of RSUs. The number of RSUs for fiscal year 2025 was determined by dividing $215,000 by the price of the Company’s common stock at the close of business on the Nasdaq Global Select Market on the date of the annual meeting, rounded down to the nearest whole RSU. RSU grants provided to directors who join the Board after the annual meeting of our stockholders are prorated to reflect the period of service. Each RSU represents the right to receive one share of our common stock upon vesting and settlement. On the date of the annual meeting of stockholders of the Company held on November 14, 2024, each non-employee director was granted 13,354 RSUs, which will vest upon the earliest of the one-year anniversary of the grant date or the next annual meeting, or a change in control of our Company, in each case, subject to the director’s continued service with the Company through such date.

Changes for Fiscal 2026

The Compensation Committee periodically reviews the director compensation program with Compensia, its compensation consultant. The Compensation Committee reviewed the total compensation package for directors in May 2025, following consultation with Compensia and reviewing data from Extreme’s peer group, and decided to make no changes to the director compensation program for fiscal 2026.

2025 PROXY STATEMENT	18

Stock Ownership Guidelines

The Compensation Committee requires non-employee directors to own shares, not including unearned appreciation or performance awards, with a value equal to at least five times (5X) the Company’s annual Board service retainer. Unearned appreciation or performance awards are not considered when determining whether the ownership guidelines have been met. Each non-employee director has five years from his or her respective date of appointment or date of increase in ownership guidelines to attain the minimum ownership level. All of our non-employee directors have met the minimum requirements of the share ownership guidelines.

2025 Director Compensation

The compensation information for our non-employee directors who served during fiscal 2025 is set forth below:

Name	Director Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Total ($)
Charles P. Carinalli	$135,000	$215,000	$350,000
Edward H. Kennedy	132,500	215,000	347,500
Rajendra ("Raj") Khanna	140,000	215,000	355,000
Ingrid J. Burton	115,000	215,000	330,000
John C. Shoemaker	232,000	215,000	447,000
Kathleen M. Holmgren	137,500	215,000	352,500
(1)
Represents the aggregate grant date fair value computed in accordance with Accounting Standards Codification ("ASC") Topic 718, Compensation—Stock Compensation, and does not reflect whether the director has actually realized a financial benefit from the award. For information on the assumptions used to calculate the value of the awards, refer to Note 11 to our consolidated financial statements in our Form 10-K for the fiscal year ended June 30, 2025.
(2)
The following table shows the aggregate number of unvested stock awards (RSUs) held as of June 30, 2025 by each of our non-employee directors who served during fiscal year 2025:

Name	Stock Awards (#)
Charles P. Carinalli	13,354
Edward H. Kennedy	13,354
Rajendra ("Raj") Khanna	13,354
Ingrid J. Burton	13,354
John C. Shoemaker	13,354
Kathleen M. Holmgren	13,354
(3)

2025 PROXY STATEMENT	19

PROPOSAL TWO:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Background

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and as required under Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory non-binding basis, the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement in accordance with SEC rules. This is frequently referred to as a “Say on Pay” vote. This vote is intended to address the overall compensation of the Company’s NEOs and the philosophy, policies and practices described in this proxy statement with respect to their compensation, and not any specific item of compensation.

The Compensation Committee believes that our 2025 executive compensation program has been appropriately designed to advance stockholder interests through effective performance-based incentives with multi-year retention features. The last stockholder advisory vote on executive compensation was held in November 2024, and approximately 92 percent of votes cast (excluding abstentions and broker non-votes) were voted in favor of the Company’s compensation for its NEOs.

As described in further detail under the heading “Compensation Discussion and Analysis,” our executive compensation philosophy is designed to attract high quality candidates for senior leadership positions, to retain these employees, and to establish a total compensation program that motivates and rewards individual and team performance in a highly competitive industry. Our compensation programs are designed to align our NEOs’ performance with our goals and to create stockholder value.

We are asking our stockholders to indicate their support for our compensation arrangements with our NEOs as described in this proxy statement.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast for or against the proposal at the Annual Meeting, as well as the presence of a quorum representing a majority of the shares of our common stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum but will not have any effect on the outcome of the vote on this proposal.

This “Say on Pay” vote is advisory, and therefore is not binding on us, the Compensation Committee, or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders in their vote on this proposal and will consider the outcome of this vote when making future decisions regarding the compensation of our NEOs. We currently expect to conduct the next advisory vote on executive compensation at our 2026 annual meeting of stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

2025 PROXY STATEMENT	20

PROPOSAL THREE:

RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2026

The Audit Committee has appointed Grant Thornton LLP (“GT”) as our independent registered public accounting firm for our fiscal year ending June 30, 2026. GT has served as the Company’s independent registered public accounting firm since September 2021. A representative of GT is expected to be present at the 2025 annual meeting, will have an opportunity to make a statement if desired and will be available to respond to appropriate questions.

Audit Committee Pre-Approval Policies

Representatives of our independent auditors normally attend most meetings of the Audit Committee. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent auditors in accordance with this pre-approval policy. In addition, the Audit Committee Charter provides that the Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals of permitted non-audit services that would otherwise be required to be pre-approved by the Audit Committee. Any pre-approvals granted under such delegation of authority are to be reported to the Audit Committee at the next regularly scheduled meeting. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve fees up to $500,000 for permitted audit and non-audit services to be provided to the Company by its independent auditors. For fiscal 2024 and 2025, all fees paid to our independent auditors were pre-approved in accordance with our pre-approval policy.

The Audit Committee, on an annual basis, reviews the services performed by the independent registered public accounting firm, and reviews and approves the fees charged by the accounting firm. As such, all services provided by the accounting firm as set forth in the table below under Principal Accounting Fees and Services were approved by the Audit Committee. The Audit Committee has considered the role of the independent registered public accounting firm in providing tax and other non-audit services to us and has concluded that these services are compatible with the accounting firm’s independence as our independent auditors.

Principal Accounting Fees and Services

The following table sets forth the fees accrued or paid to GT, the auditor that served as our independent registered public accounting firm for the fiscal years ended June 30, 2024 and June 30, 2025.

	2024	2025
Audit fees(1)	$2,377,686	$2,419,452
Audit related fees(2)	—	—
Tax Fees(3)	—	—
Other(4)	—	—
Total	$2,377,686	$2,419,452

(1)
Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly reviews of financial statements included in our Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings, as well as fees associated with consents for registration statement filings.
(2)
Audit-related fees relate to fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)
Tax fees relate to professional services rendered in connection with tax audits, international tax compliance, and international tax consulting and planning services.
(4)
Other fees related to fees and expenses for permitted services rendered other than those that meet the criteria above.

2025 PROXY STATEMENT	21

Vote Required and Board of Directors’ Recommendation

Stockholder ratification of the appointment of GT as our independent registered public accounting firm is not required by our bylaws or otherwise by law. Our Board, however, is submitting the appointment of GT to stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will reconsider the selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Approval of this proposal requires the affirmative vote of a majority of the votes cast for or against the proposal, as well as the presence of a quorum representing a majority of the shares of our common stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions and non-votes will be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the vote on this proposal. If you sign and return a proxy card without giving specific voting instructions on this proposal, your shares will be voted in favor of the proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2026.

2025 PROXY STATEMENT	22

PROPOSAL FOUR:

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE EXTREME NETWORKS, INC. AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

The Company’s stockholders are being asked to approve the amendment and restatement of the Extreme Networks, Inc. 2013 Amended and Restated Equity Incentive Plan (which we refer to in this Proposal as the Amended Equity Plan), which would increase the number of shares issuable under the current 2013 Plan (which we refer to in this Proposal as the “Current Equity Plan”) by 6,800,000 shares, which, if granted only in the form of RSUs or other full value awards, would allow for the issuance of only up to approximately 4,533,333 shares. On November 20, 2013, the Board first adopted the Extreme Networks, Inc. 2013 Equity Incentive Plan, which was subsequently amended and restated effective November 9, 2017, on November 7, 2019, on November 4, 2021, on November 17, 2022, on November 8, 2023, and again on November 14, 2024. On September 23, 2025, our Board approved the Amended Equity Plan, the amendment and restatement of the Current Equity Plan, subject to stockholder approval.

As of September 17, 2025, the Current Equity Plan had approximately 6,680,661 shares remaining available for issuance under the plan. We consider the addition of 6,800,000 shares to the Amended Equity Plan to be very important to the future of the Company. We believe that the current share reserve in the Current Equity Plan will not be sufficient to provide meaningful equity incentives to our employees so that we may continue to compete successfully for talent and to achieve our corporate goals.

Our Board is requesting this vote by the stockholders to approve the increase of 6,800,000 shares available for issuance under the Amended Equity Plan. If the stockholders do not approve the Amended Equity Plan, the Amended Equity Plan will not become effective, the Current Equity Plan will continue in effect pursuant to its current terms and conditions, and we may continue to grant awards under the Current Equity Plan, subject to its terms, conditions and limitations. Stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the proposal to approve the Amended Equity Plan. Additionally, stockholders are directed to the full Amended Equity Plan, which is attached as Exhibit A to this proxy statement. Any summary of the Amended Equity Plan is qualified in its entirety by reference to the Amended Equity Plan.

Overview

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board regards as essential in addressing these challenges is a competitive equity incentive program. Our stock incentive program provides a range of incentive tools and sufficient flexibility to permit the Compensation Committee of the Board to implement them in ways that will make the most effective use of the shares that our stockholders authorize for incentive purposes. We intend to use these incentives to attract new key employees and to continue to retain existing key employees, directors and other service providers for the long-term benefit of the Company and its stockholders.

The Current Equity Plan allows the Company to grant equity compensation awards to employees (including officers), consultants and non-employee directors of the Company and the employees and consultants of its parent or subsidiaries. The Current Equity Plan permits the Company to grant service-based awards and performance-based awards. The Current Equity Plan provides that 55,000,000 shares may be issued under the plan as well as up to 6,628,643 shares under the Predecessor Plan (as defined in the Current Equity Plan), and the plan includes a fungible share reserve whereby each share subject to a full value award granted under the Current Equity Plan results in decreasing the Current Equity Plan share reserve by 1.5 shares. Full value awards are equity awards other than options, stock appreciation rights (“SARs”) or stock purchase rights (or other awards under which the Company receives the fair market value of the shares subject to the award), and include restricted stock and RSUs.

As of September 17, 2025, the Current Equity Plan had approximately 6,680,661 shares remaining available for issuance under the plan. The Company is asking its stockholders to approve adding 6,800,000 shares of our common stock to those reserved for issuance under the Amended Equity Plan, which would be reduced to 4,533,333 shares of our common stock if all were issued pursuant to full-value awards.

If the Company’s stockholders do not approve this proposal, the Company may not be able to continue to offer competitive equity packages to retain current employees and employees hired in fiscal year 2026 and later. We would also lose a major tool in aligning the interests of our executives and employees with those of the Company’s stockholders. In the event the Company’s

2025 PROXY STATEMENT	23

stockholders do not approve the Amended Equity Plan to increase the share reserve, the proposed amendment will not take effect and the Current Equity Plan will continue to be administered in its current form without any increase in the Current Equity Plan’s share reserve and without implementation of the other terms described above.

Proposed Amendments to the Current Equity Plan

The Amended Equity Plan implements the following change to the Current Equity Plan: to add 6,800,000 shares of our common stock to those reserved for issuance under the Current Equity Plan, which would be reduced to 4,533,333 shares of our common stock if all were issued pursuant to full-value awards.

Why the Company Stockholders Should Vote for the Amended Equity Plan

The following summarizes some of the reasons why we believe the Company’s stockholders should approve this proposal.

Equity Compensation Awards Allow the Company to Implement its Philosophy of Pay for Performance - The Company uses a mix of service-based awards and performance-based awards for its executive officers and other employees as discussed in more detail in the Compensation Discussion and Analysis. The performance-based awards are eligible to vest only if certain performance milestones are achieved. If the Company’s stockholders approve the Amended Equity Plan, the Company will be able to continue to use equity awards to emphasize the achievement of important business objectives of the Company and, consistent with its pay-for-performance compensation philosophy, directly link executive pay with performance.

We believe that our employees are the Company’s most valuable asset. Accordingly, the approval of the Amended Equity Plan is in the best interest of our stockholders, as equity awards granted under the Amended Equity Plan will help the Company to:

•
attract, motivate, and retain talented employees, consultants and non-employee directors;
•
align employee and stockholder interests;
•
link employee compensation with company performance; and
•
maintain a culture based on employee stock ownership.

If the Company’s stockholders do not approve the Amended Equity Plan, the Company’s growth could be significantly hampered and its ability to operate its business could be adversely affected. If we do not have sufficient shares in the plan to provide meaningful equity incentives, the Company may be compelled to instead offer additional cash-based incentives to compete for talent, which could have a significant effect upon its quarterly results of operations, its cash flow, and its balance sheet. Additionally, it would not allow the Company to provide incentive compensation to align the efforts of the executive officers and other employees with the interests of the stockholders. Moreover, this would not be competitive with most other technology companies where equity compensation is an integral part of the compensation offered by these firms. The Company’s success depends heavily on its ability to attract, incentivize, and retain high caliber employees, consultants and board members. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company to hire and motivate the quality personnel it needs to move its business forward.

If we do not increase the shares available for issuance under our equity plan, we would expect to, based on historical usage rates of shares under our Current Equity Plan, exhaust the share limit under the Current Equity Plan in or around August 2026, at which time we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

Based on historical usage, we estimate that the shares reserved for issuance under the Amended Equity Plan would be sufficient for approximately one year of awards, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our three-year average burn rate, and noting that future circumstances may require us to change our current equity grant practices. Based on the foregoing, we expect that we would require an additional increase to the share reserve under the Amended Equity Plan in approximately one year, noting that we may require an increase to the share reserve under the Amended Equity Plan earlier or later than one year depending on factors such as the future price of our shares, our future equity grant practices, and our hiring activity during the next few years, which we cannot predict with any degree of certainty at this time.

The total aggregate equity value of the additional authorized shares being requested under the Amended Equity Plan (above the shares remaining available for issuance under the Current Equity Plan), based on the closing price for one common share on September 17, 2025 is $151,368,000.

2025 PROXY STATEMENT	24

We Manage Our Equity Incentive Program Thoughtfully - We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. In addition, in fiscal 2025, the Company repurchased approximately 2,390,287 shares of our common stock, which further mitigates the effect of our equity incentive program. These repurchase were made pursuant to the $200 million share repurchase authorization over a three-year period ending June 30, 2025 that was approved by the Board on May 17, 2022. On February 12, 2025, the Board approved a new share repurchase authorization of $200 million over a three-year period beginning July 1, 2025 and ending June 30, 2028.

As of September 17, 2025, equity awards outstanding under all of the Company’s equity plans (including the Current Equity Plan) were approximately 424,573 stock options, no unvested shares of restricted stock, 5,920,004 RSUs and 2,445,916 performance based restricted stock units (“PSUs”) (based on achievement at target). As of September 17, 2025, we had 133,652,565 shares outstanding. Accordingly, our approximately 8,790,493 outstanding awards (not including awards under our employee stock purchase plan) plus 6,680,661 shares available for future grant under the Company’s equity plans (not including under our employee stock purchase plan) as of September 17, 2025 represented approximately 11.58% of our common stock outstanding (commonly referred to as the “overhang”).

As of September 17, 2025, the average weighted per share exercise price of all outstanding stock options (whether granted under the Current Equity Plan, under equity plans assumed in connection with corporate transactions or under our previous equity plans) was $6.70 and the weighted average remaining contractual term was 0.99 years. No performance-based or service-based options were granted, earned, cancelled, or forfeited in fiscal 2023, fiscal 2024, or fiscal 2025.

The table below sets forth additional historical overhang and burn rate metrics, with the burn rates below reflecting a three-year simple average burn rate of 3.67% and a three-year simple average net burn rate of 3.08% over fiscal years 2023, 2024 and 2025.

	FY2023(4)	FY2024	FY2025
Overhang (1)	15.83%	16.87%	14.01%
Burn Rate (2)(5)	4.78%	2.90%	3.32%
Net Burn Rate (3)(5)	4.17%	2.10%	2.97%

(1)
Overhang is calculated by dividing the total shares underlying all outstanding equity awards (and shares available for grant but not outstanding) as of the end of each fiscal year by the Company’s total number of shares outstanding as of the end of each fiscal year. This calculation includes all outstanding options (whether or not “in the money”) and full value awards that may or may not vest because they are not yet earned or because performance criteria may not be achieved.
(2)
Burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted average ordinary shares outstanding during the applicable year.
(3)
Net burn rate also adjusts for cancellations and forfeitures.
(4)
In 2023, the Burn Rate and Net Burn rate were incorrectly calculated and reported at 4.80% and 4.19% respectively.
(5)
Burn Rate and Net Burn Rate are calculated on a one-for-one basis.

Performance-Based Full Value Award Activity(1)

	FY2023	FY2024	FY2025
Granted (2)	1,221	841	1,037
Earned (3)
Earned and Released	400	846	899
Earned and Unreleased	—	—	—
Earned and Cancelled/Forfeited	186	79	36
Net (4)	214	767	863

(1)
In thousands.
(2)
Represents performance-based restricted stock units granted in the relevant fiscal year at target performance.
(3)
For purposes of this table, shares are earned when the performance criteria are satisfied. Earned shares may be subject to additional service-based vesting requirements.
(4)
For purposes of this table, net shares is the difference between the shares earned in a fiscal year and the shares cancelled/forfeited in a fiscal year.

2025 PROXY STATEMENT	25

Service-Based Full Value Award Activity(1)

	FY2023	FY2024	FY2025
Granted (2)	5,791	3,005	3,494
Cancelled/Forfeited	600	988	431
Net (3)	5,191	2,017	3,063

(1)
In thousands.
(2)
Represents service-based RSUs granted in the relevant fiscal year and does not include PSUs.
(3)
For purposes of this table, the net shares is the difference between the shares granted in a fiscal year and the shares cancelled/forfeited in a fiscal year.

The Amended Equity Plan Reflects Compensation and Governance Best Practices - The Amended Equity Plan continues a broad range of compensation and governance best practices as under the Current Equity Plan, with some of the key features as follows:

•
No Increase to Shares Available for Issuance without Stockholder Approval. The total number of shares of common stock that may be issued under the plan (other than in connection with adjustments in connection with certain corporate reorganizations and other events) may not be increased without stockholder approval.
•
No Single-Trigger Vesting of Awards. Other than with respect to awards held by non-employee directors, the Amended Equity Plan does not provide for single-trigger accelerated vesting provisions for changes in control unless awards are not assumed or continued by the surviving entity.
•
No Repricing of Options and Stock Appreciation Rights. Where the exercise price of an option or stock appreciation right is greater than the fair market value of a share of our common stock, such award may not be repriced, replaced or regranted through cancellation or modification to reduce the applicable exercise price without stockholder approval.
•
Limitations on Dividend Payments on Performance Awards. Dividends and dividend equivalents are subject to the same vesting conditions as the shares subject to the underlying award and are not paid unless and until such conditions are met.
•
No In-the-Money Option or Stock Appreciation Right Grants. Options and SARs may not be granted with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.
•
Limitations on Share Recycling. Upon the exercise of a stock appreciation right or net exercise of an option, the number of shares available under the Amended Equity Plan will be reduced by the gross number of shares for which the award is exercised. In addition, shares tendered or withheld by the Company to satisfy any tax withholding obligation with respect to options or SARs may not be added back to the share reserve, as would considered “liberal share counting” practices as defined by Institutional Shareholder Services.
•
No Evergreen Feature. The Amended Equity Plan does not provide for an annual automatic increase in the share reserve.
•
Independent Administration. The Compensation Committee of our board of directors, which consists of two or more non-employee independent directors, generally will administer the Amended Equity Plan if it is approved by stockholders.

New Plan Benefits

Except as provided under the Company’s director compensation program with respect to annual RSU grants to our non-employee directors, the actual number of awards (if any) that an executive officer, employee or consultant of the Company or its parent or subsidiaries or a non-employee director of the Company may receive under the Amended Equity Plan is at the discretion of the Compensation Committee and therefore cannot be determined in advance.

The following table sets forth the awards to be received under the Amended Equity Plan, to the extent currently determinable:

2025 PROXY STATEMENT	26

Name and Position	Dollar Value ($)	Number of Shares
Underlying Restricted
Stock Unit Grants
Edward B. Meyercord, President, Chief Executive Officer and Director	—	—
Kevin Rhodes, EVP, Chief Financial Officer and Treasurer	—	—
Katayoun ("Katy") Motiey, EVP, Chief Legal, Administrative & Sustainability Officer and Corporate Secretary	—	—
Executive Group	—	—
All Directors Who Are Not Executive Officers as a Group	1,290,000	(1)
Non-Executive Officer Employees as a Group	—	—
(1)
Under the Company’s director compensation program, on the date of the 2025 Annual Meeting of our stockholders, each non-employee director continuing service with the Company after the meeting will be granted an annual award of restricted stock units, or RSUs, determined by dividing $215,000 by the price of the Company’s common stock at the close of business on the Nasdaq Global Select Market on the date of the Annual Meeting, rounded down to the nearest whole RSU.

Summary Description of the Amended Equity Plan

The following summary of the Amended Equity Plan is qualified in its entirety by the specific language of the Amended Equity Plan, a copy of which is attached to this proxy statement as Exhibit A.

General - The purpose of the Amended Equity Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract, incentivize, and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives may be provided through the grant of stock options, SARs, restricted stock purchase rights, restricted stock bonuses, RSUs, performance shares, PSUs, and other share-based awards and cash-based awards.

Authorized Shares - The maximum aggregate number of shares authorized for issuance under the Amended Equity Plan is the sum of 61,800,000 shares plus up to 6,628,643 additional shares, comprised of the number of shares remaining available for grant under the Company’s 2005 Equity Incentive Plan immediately prior to its termination. In addition, to comply with applicable tax rules, the Amended Equity Plan also limits to 61,800,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the Amended Equity Plan.

Share Counting - Each share subject to a stock option, stock appreciation right, or other award that requires the participant to purchase shares for their fair market value determined at the time of grant will reduce the number of shares remaining available for grant under the Amended Equity Plan by one share. However, each share subject to a “full value” award (i.e., an award settled in stock, other than an option, stock appreciation right, or other award that requires the participant to purchase shares for their fair market value determined at grant) will reduce the number of shares remaining available for grant under the Amended Equity Plan by 1.5 shares.

If any award granted under the Amended Equity Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the Amended Equity Plan.

Shares will not be treated as having been issued under the Amended Equity Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation in connection with the exercise of settlement of an option or a stock appreciation right will not be made available for new awards under the Amended Equity Plan. Upon the exercise of a stock appreciation right or net-exercise of an option, the number of shares available under the Amended Equity Plan will be reduced by the gross number of shares for which the award is exercised.

Adjustments for Capital Structure Changes - Appropriate and proportionate adjustments will be made to the number of shares authorized under the Amended Equity Plan and to outstanding awards in the event of any change in our common stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other

2025 PROXY STATEMENT	27

than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the Amended Equity Plan to adjust other terms of outstanding awards as it deems appropriate.

Nonemployee Director Award Limits - The sum of the grant date fair value of all equity-based awards and any cash compensation provided to a service provider as compensation for services as a non-employee director may not exceed $750,000 for each calendar year.

Administration - The Amended Equity Plan generally will be administered by the Compensation Committee, although the Board retains the right to appoint another of its committees to administer the Amended Equity Plan or to administer the Amended Equity Plan directly. For purposes of this summary, the term “Compensation Committee” will refer to either such duly appointed committee or the Board of Directors. Subject to the provisions of the Amended Equity Plan, the Compensation Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Compensation Committee may, except as provided by the Amended Equity Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.

The Amended Equity Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Amended Equity Plan. All awards granted under the Amended Equity Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the Amended Equity Plan. The Compensation Committee will interpret the Amended Equity Plan and awards granted under it, and all determinations of the Compensation Committee generally will be final and binding on all persons having an interest in the Amended Equity Plan or any award.

Prohibition of Option and SAR Repricing - The Amended Equity Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Compensation Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Eligibility - Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of September 17, 2025, we had approximately 2,850 employees worldwide (including three NEOs), 374 consultants and six non-employee directors who would be eligible to receive awards under the Amended Equity Plan.

Vesting - Awards under the Amended Equity Plan granted on or after November 9, 2017 (excluding any substitute grants made in connection with a merger or other corporate transaction) will vest no earlier than the first anniversary of the date the award is granted. However, the Compensation Committee may provide that such vesting restrictions lapse or are waived upon the participant’s death, disability, termination of service or the consummation of a change of control. In addition, the Compensation Committee may grant awards that will result in the issuance of up to 5% of the shares reserved for issuance under the Amended Equity Plan without regard to the minimum vesting provisions and awards to non-employee directors may vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders (provided that such vesting period may not be less than 50 weeks after grant).

Stock Options - The Compensation Committee may grant non-statutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than 100% of the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

The Amended Equity Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent, or if permitted by the Compensation Committee, by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market

2025 PROXY STATEMENT	28

value not less than the exercise price; by such other lawful consideration as approved by the Compensation Committee; or by any combination of these. Nevertheless, the Compensation Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. The maximum term of any option granted under the Amended Equity Plan is seven years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Compensation Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined by the Amended Equity Plan) or if the participant engages in any act constituting cause after termination, during any period in which any option otherwise would remain exercisable.

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to the extent permitted by the Compensation Committee and set forth in the applicable award agreement. In the case of an incentive stock option, such assignment or transfer is only permitted to the extent that the transfer will not terminate its tax qualification.

Stock Appreciation Rights - The Compensation Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. The exercise price of each stock appreciation right may not be less than 100% of the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Compensation Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the Amended Equity Plan is seven years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Compensation Committee, a Tandem SAR related to a non-statutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Compensation Committee and set forth in the applicable award agreement. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards - The Compensation Committee may grant restricted stock awards under the Amended Equity Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Compensation Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Compensation Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Compensation Committee, (i) a participant will forfeit any shares of restricted stock acquired from a restricted stock bonus as to which the vesting restrictions have not lapsed prior to the participant’s termination of service and (ii) the Company will have the right to repurchase from the participant, for the purchase price paid by the participant, any restricted stock acquired by the participant pursuant to a restricted stock purchase right as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Compensation Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends may not be paid until the applicable restricted stock vests.

2025 PROXY STATEMENT	29

Restricted Stock Units - The Compensation Committee may grant RSUs under the Amended Equity Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of RSUs or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Compensation Committee may grant RSU awards subject to vesting conditions based on such service or performance criteria as the Compensation Committee specifies and as set forth in the applicable award agreement. Unless otherwise provided by the Compensation Committee, a participant will forfeit any RSUs which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to RSU awards until shares of common stock are issued in settlement of such awards. However, the Compensation Committee may grant RSUs that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional RSUs whose value is equal to any cash dividends the Company pays. Dividend equivalents may accrue on RSUs but shall not be payable unless and until the applicable award vests.

Performance Awards - The Compensation Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Compensation Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Compensation Committee at the time of grant in the case of performance units. Each performance award agreement will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.

The Compensation Committee, in its discretion, may base performance goals on one or more of the following measures (or such other measure established by the Compensation Committee): revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: share-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return; employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project; completion of a joint venture or other corporate transaction and new customer acquisition.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Compensation Committee. The degree of attainment of performance measures will be calculated prior to the accrual or payment of any performance award for the same performance period, in accordance with generally accepted accounting principles (GAAP), if applicable, or any other methodology established by the Committee prior to the grant of the performance award, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

In its discretion, the Compensation Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on our common stock to the extent of the performance shares that are earned and become nonforfeitable. The Compensation Committee may provide for performance award payments in lump sums or installments.

No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards - The Compensation Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Compensation Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related award. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash, other property or shares of common stock, as determined by the Compensation Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The Compensation Committee may grant dividend equivalent rights with respect to other stock-based awards. Dividend equivalents may accrue on stock-based awards, but shall not be payable unless and until the applicable award vests.

2025 PROXY STATEMENT	30

Dividend equivalents are not payable with respect to options or SARs. The effect on such awards of the participant’s termination of service will be determined by the Compensation Committee and set forth in the participant’s award agreement.

Change in Control - Unless otherwise defined in a participant’s award or other agreement with the Company, the Amended Equity Plan provides that a “Change in Control” generally occurs upon (a) a person or entity (with certain exceptions described in the Amended Equity Plan) becoming the direct or indirect beneficial owner of more than 50% by voting power or fair market value of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the combined voting power of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the combined voting power of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

The Amended Equity Plan does not provide for any automatic single trigger acceleration upon a Change in Control, other than with respect to awards held by non-employee directors. Instead, if a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Compensation Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control will vest in full effective immediately prior to the Change in Control, and, except as otherwise provided in an award agreement, for each such award that vests subject to the attainment of one or more performance goals, the applicable performance goals will be deemed achieved at the greater of target or actual performance (with the performance goals equitably adjusted to reflect a shortened performance period ending as of the Change in Control). The Compensation Committee may also provide in the grant of any award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement of each or any outstanding award or portion thereof and shares acquired pursuant thereto upon the termination of a participant’s service in connection with a Change in Control. Under the CiC Plan (as defined below), upon the occurrence of a Change in Control, equity awards held by the NEOs that are not assumed or otherwise continued by an acquirer will accelerate in full immediately prior to the Change in Control, with each performance-based equity award deemed achieved at the greater of target or actual achievement (with performance goals equitably adjusted if necessary to reflect a truncated performance period) unless otherwise provided in an applicable award agreement. The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control pursuant to our director compensation program.

Awards Subject to Section 409A of the Code - Certain awards granted under the Amended Equity Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the Amended Equity Plan to the contrary, the Compensation Committee is authorized, in its sole discretion and without the consent of any participant, to amend the Amended Equity Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Amendment, Suspension or Termination - The Amended Equity Plan will continue in effect until its termination by the Compensation Committee, provided that no awards may be granted under the Amended Equity Plan following the tenth anniversary of the Amended Equity Plan’s effective date, which will be the date on which it is approved by the stockholders. The Compensation Committee may amend, suspend or terminate the Amended Equity Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the Amended Equity Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law. No amendment, suspension or termination of the Amended Equity Plan may affect any outstanding award unless expressly provided by the Compensation Committee, and, in any event, may not have a materially adverse effect on an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.

Withholding - As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any award, the Company requires participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may be used to discharge statutory tax withholding obligations at up to the applicable maximum statutory tax withholding rate.

2025 PROXY STATEMENT	31

Summary of U.S. Federal Income Tax Consequences - The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Amended Equity Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options - A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Non-statutory Stock Options - Options not designated or qualifying as incentive stock options are non-statutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a non-statutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-statutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a non-statutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights - A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock - A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards– A participant generally will recognize no income upon the grant of an RSU, performance share, PSU, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to

2025 PROXY STATEMENT	32

the cash received and the fair market value of the shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any further gain or loss will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Section 162(m) of the Code - In general, under Section 162(m) of the Code, publicly held corporations like the Company may only take income tax deductions in respect of total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) paid to certain executive officers of up to $1.0 million in any taxable year of the corporation. Prior to the Tax Cuts and Jobs Act of 2017, the deduction limit did not apply to certain “qualified performance-based compensation.” However, following the effectiveness of the revised rules, which generally apply to taxable years beginning after December 31, 2017, such “qualified performance-based compensation” exception is no longer applicable unless provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date.

Tax Consequences to the Company – In general, the Company should be entitled to a deduction when a participant recognizes compensation income; however, any such deduction will be subject to the limitations of Section 162(m) of the Code as described above.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast for or against this proposal, as well as the presence of a quorum representing a majority of the shares of our common stock entitled to vote at the 2025 Annual Meeting, present in person or represented by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum but will not have any effect on the outcome of the vote on this proposal.

The Board believes that the proposed adoption of the Amended Equity Plan is in the best interests of the Company and its stockholders for the reasons stated above.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED EXTREME NETWORKS, INC. 2013 EQUITY INCENTIVE PLAN.

2025 PROXY STATEMENT	33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 17, 2025, certain information with respect to the beneficial ownership of our common stock by: (i) each stockholder known by us to be the beneficial owner of more than five percent of our common stock, (ii) each NEO, (iii) each of our directors and director nominees, and (iv) all executive officers and directors as a group.

Except as otherwise indicated, the address of each beneficial owner is c/o Extreme Networks, Inc., at 2121 RDU Center Drive, Suite 300 Morrisville, North Carolina 27560.

Name(1)	Amount of Beneficial Ownership(2)	Percent of Class (3)
Non-Employee Directors:
Charles P. Carinalli, Director(4)	380,147	*
Edward H. Kennedy, Director(4)	626,045	*
Rajendra ("Raj") Khanna, Director(4)	230,062	*
John C. Shoemaker, Director(4) (5)	582,525	*
Kathleen M. Holmgren, Director(4)	238,829	*
Ingrid J. Burton, Director(4)	93,517	*
Named Executive Officers:
Edward B. Meyercord, President, Chief Executive Officer, and Director(6)	2,311,975	1.7%
Kevin Rhodes, EVP, Chief Financial Officer and Treasurer(7)	142,614	*
Katayoun ("Katy") Motiey, EVP, Chief Legal, Administrative & Sustainability Officer and Corporate Secretary (8)	189,745	*
All Executive Officers and Directors as a Group (10 persons)	4,795,459	3.6%

5% Owners:
BlackRock Inc.(9)	18,313,975	13.7%
55 East 52nd Street
New York, NY 10055
The Vanguard Group(10)	18,868,230	14.1%
100 Vanguard Blvd.
Malvern, PA 19355

* Less than 1 percent.

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.
(2)
Under the rules of the SEC, a person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days of September 17, 2025.
(3)
Calculated on the basis of 133,652,565 shares of common stock outstanding as of September 17, 2025, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days of September 17, 2025 are deemed to be outstanding for purposes of calculating that stockholder’s percentage of beneficial ownership. These shares are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
(4)
Includes 13,354 RSUs vesting within 60 days of September 17, 2025.
(5)
Includes 7,200 shares held by Mr. Shoemaker's spouse.
(6)
Includes shares issuable pursuant to 424,573 options exercisable and 40,616 RSUs vesting within 60 days of September 17, 2025.
(7)
Includes 9,818 RSUs vesting within 60 days of September 17, 2025.
(8)
Includes 8,215 RSUs vesting within 60 days of September 17, 2025.
(9)
Based on information supplied by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on January 23, 2024. BlackRock, Inc. is deemed to have sole voting power for 18,115,683 of these shares, shared voting power of 0 of these shares, sole dispositive

2025 PROXY STATEMENT	34

power for 18,313,975 of these shares, and shared dispositive power of 0 of these shares. BlackRock Fund Advisors may beneficially own 5% or greater of the Company’s outstanding shares.
(10)
Based on information supplied by The Vanguard Group in a Schedule 13G/A filed with the SEC on July 29, 2025. The Vanguard Group is deemed to have sole voting power for 0 of these shares, shared voting power for 157,386 of these shares, sole dispositive power for 18,549,834 of these shares, and shared dispositive power for 312,396 of these shares.

2025 PROXY STATEMENT	35

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Officers

Set forth below are the name, age, position of and biographical information about each of the Company’s named executive officers, or NEOs, as of the date of this proxy statement.

EDWARD B. MEYERCORD

Mr. Meyercord’s biography is included with the other members of the Board of Directors above.

KEVIN RHODES

Kevin Rhodes, age 56, has served as the Company’s EVP, Chief Financial Officer, and Treasurer since May 30, 2023. Prior to joining the Company, Mr. Rhodes served as EVP & Chief Financial Officer of Boston-based Duck Creek Technologies, a publicly-traded leading provider of insurance software solutions, from 2022 to 2023. He previously held Chief Financial Officer positions at Markforged from 2018 to 2020 and Brightcove from 2014 to 2018. Mr. Rhodes is a Certified Public Accountant since 1994 and holds a B.S. degree from Merrimack College with a dual major in accounting and finance. Mr. Rhodes was awarded an M.B.A. from Babson F.W. Olin Graduate School of Business, graduating summa cum laude. Mr. Rhodes currently serves as a member of the Board of Trustees of Merrimack College.

KATAYOUN ("KATY") MOTIEY

Katayoun ("Katy") Motiey, age 57, was hired by the Company in 2015 and serves as EVP, Chief Legal, Administrative & Sustainability Officer, and Corporate Secretary. Ms. Motiey has served in roles of various responsibility and currently serves as the Company's Chief Legal, Administrative & Sustainability Officer, as well as EVP and Corporate Secretary. Before joining the Company, Ms. Motiey was Corporate SVP, General Counsel & Secretary at Spansion spanning from 2013 to 2015. Prior to that, she was General Counsel & Secretary and VP of Human Resources at InvenSense in 2012, and General Counsel & Secretary at Magellan Navigation & Ashtech spanning from 2004 to 2012, and Maple Optical Systems, as well as being Senior Corporate Counsel at Alta Vista. She began her career as a law clerk to the late Judge Manuel Real, who was then the Chief Judge of the United States District Court for the Central District of California, followed by time as an associate at Skadden, Arps, Slate, Meagher & Flom LLP. Ms. Motiey holds B.A. and J.D. degrees from Georgetown University. Ms. Motiey served on the Georgetown Law Alumni Board from 2016 to 2021, chairing the board from 2019 to 2021. In 2022, she joined the Georgetown University Law Center Board of Visitors as a member, and continues to serve in that capacity.

Fiscal 2025 Compensation Decisions

For the fiscal year ended June 30, 2025, our NEOs and their respective titles were as follows:

Name	Title
Edward B. Meyercord	President, Chief Executive Officer, and Director
Kevin Rhodes	EVP, Chief Financial Officer and Treasurer
Katayoun ("Katy") Motiey	EVP, Chief Legal, Administrative & Sustainability Officer and Corporate Secretary

2025 PROXY STATEMENT	36

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis explains the objectives and operation of the Company’s executive compensation program in fiscal 2025, particularly with respect to the Company’s NEOs. The Compensation Committee oversees the Company’s compensation programs and has the sole authority to establish the compensation paid to the Company’s NEOs.

Fiscal 2025 Business Performance Highlights

The Company achieved its fifth consecutive year of exceeding $1.0 billion in Net Revenues. The growth in fiscal 2025 was driven by sharp execution and growing demand for our solutions and services. The continued growth in our subscription business model and increased customer engagement in Asia Pacific region contributed to our revenue results in fiscal 2025. Our operating expenses reflect our prudent expense management strategies to lower our operational costs.

During fiscal 2025, we remained focused on executing our operational priorities and improving our liquidity. We delivered strong operating margins and generated positive cash flows from operations during fiscal 2025. Our financial performance during fiscal 2025 was as follows:

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Net revenues of $1.14 billion, an increase of 2% from fiscal 2024 net revenues of $1.12 billion;
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Total GAAP gross margin of 62.2% of net revenues in fiscal 2025, compared to 56.5% in fiscal 2024;
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Total Non-GAAP gross margin of 62.9% of net revenues in fiscal 2025, compared to 57.2% in fiscal 2024;
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GAAP operating profit margin of 1.5%, compared to GAAP operating loss margin of 5.8% in fiscal 2024;
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Non-GAAP operating profit margin of 14.2%, compared to 6.2% in fiscal 2024;
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GAAP net loss of $7.5 million in fiscal 2025, or $0.06 loss per share, compared to GAAP net loss of $86.0 million or $0.66 loss per share in fiscal 2024;
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Non-GAAP net income of $112.4 million, or $0.84 earnings per share, compared to $43.4 million or $0.33 earnings per share in fiscal 2024; and
•
Cash flow provided by operating activities of $152.0 million, compared to $55.5 million in fiscal 2024. Cash was $231.7 million as of June 30, 2025, an increase of $75.0 million as compared to $156.7 million at the end of fiscal 2024.

A GAAP to non-GAAP reconciliation for non-GAAP performance measures is provided in this proxy statement under the section “Non-GAAP Measures of Financial Performance – GAAP to Non-GAAP Reconciliation.”

The following charts depict our Total Shareholder Return (“TSR”) for the one-, three-, and five-year periods ending June 30, 2025 on a compounded annual growth rate and absolute basis.

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Fiscal 2025 Compensation Was Closely Aligned With Performance

Our executive compensation programs are designed to deliver pay in accordance with corporate and individual performance. For fiscal 2025, our performance was reflected in the compensation of our NEOs in a number of ways:

•
Short-term Cash Incentive Payouts Were Below Target. Overall payouts under the Extreme Incentive Plan (“EIP”), our short-term cash incentive plan, for fiscal 2025 were approximately 89.9% of target. This reflected payouts at 94.8% of target for the first half of fiscal 2025, and payouts at 84.9% of target for the second half of fiscal 2025, in each case based on the Company’s performance relative to applicable goals, which are set at a level to challenge the Company to achieve strong results, without unduly incentivizing risky behavior.
•
Long-term Incentive Earnouts Reflect Actual Company Performance. Six sets of grants of performance-based equity awards were subject to on-going performance periods during fiscal 2025, as summarized below:

Grant	Performance Criteria	Outcome
August 2021 PSUs	Total Shareholder Return relative to the Russell 2000 Index over an overall three-year performance period

The first and second tranches were earned at 100% of target. For the full three-year performance period ended August 15, 2024, the Total Stock Return for the Company exceeded the Total Stock Return for the Russell 2000 Index by 29.32%, and on August 16, 2024, the Compensation Committee certified the full award to be earned at 150% of target.

August 2022 PSUs	Total Shareholder Return relative to the Russell 2000 Index over an overall three-year performance period

As of June 30, 2025, the first and second tranches were earned at 100% of target and the tranche was tracking at approximately 150% of target. For the full three-year performance period ended post-fiscal 2025 year end on August 15, 2025, the Total Stock Return for the Company exceeded the Total Stock Return for the Russell 2000 Index by 37.52%, and on August 15, 2025, the Compensation Committee certified the full award to be earned at 150% of target.

May 2023 PSUs – CFO New Hire Grant	Total Shareholder Return relative to the Russell 2000 Index over an overall three-year performance period

For the one-year performance period ended May 30, 2024, the Total Stock Return for the Company underperformed the Total Stock Return for the Russell 2000 Index by 50.46%, and on May 31, 2024, the Compensation Committee certified the first tranche to be earned at 0% of target. For the two-year performance period ended May 30, 2025, the Total Stock Return for the Company underperformed the Total Stock Return for the Russell 2000 Index by 30.60%, and on May 30, 2025, the Compensation Committee certified the second tranche to be earned at 39% of target. As of June 30, 2025, the full three-year measurement period potential payout is tracking at approximately 53%.

August 2023 PSUs	Total Shareholder Return relative to the Russell 2000 Index over an overall three-year performance period	As of June 30, 2025, the first tranche was earned at 0% of target. For the two-year performance period ended post-fiscal 2025

2025 PROXY STATEMENT	38

year end on August 15, 2025, the Total Stock Return for the Company underperformed the Total Stock Return for the Russell 2000 Index by 50.69%, and on August 15, 2025, the Compensation Committee certified the second tranche to be earned at 0% of target. As of June 30, 2025, the full three-year measurement period is tracking at approximately 0% of target.

August 2023 Stock Price Based Long Term Incentive ("SLTI") PSUs - CEO	Stock price performance relative to rigorous stock price growth targets that may be met over a three- or four- year period.	As of June 30, 2025, the stock price had not met the threshold for this award to be earned.
August 2024 PSUs	Total Shareholder Return relative to the Russell 2000 Index over an overall three-year performance period

As of June 30, 2025, the first tranche was not yet earned and potential payout for the first-year period was tracking at approximately 100% of target. Post-fiscal year end, at the one-year performance period ended August 15, 2025, the Total Stock Return for the Company outperformed the Total Stock Return for the Russell 2000 Index by 30.31%, and on August 15, 2025, the Compensation Committee certified the first tranche to be earned at 100% of target.

•
Long-term Incentive Awards Granted During Fiscal 2025 Were Reasonable and Appropriate. For fiscal 2025, half of the annual awards for Mr. Meyercord, Mr. Rhodes, and Ms. Motiey (on a per share basis) were awarded in the form of PSUs that may be earned, if at all, based on the Company’s TSR relative to the Russell 2000 Index over a three-year performance period. The Compensation Committee granted the remaining half of annual awards as time-based RSUs that vest based on continued service over three years, to encourage retention while further tying realizable compensation from such equity awards to the Company’s long-term stock price.

Chief Executive Officer ("CEO") Target Compensation Versus Estimated Realizable Compensation

The strong link between pay and performance is further illustrated by the chart below, which shows that our CEO’s estimated realizable pay for fiscal years 2023, 2024 and 2025 was on average 96% of his target direct compensation. While the Summary Compensation Table reflects a measure of total compensation that includes the grant date fair value for equity awards, we believe that an assessment can be made by considering our CEO’s estimated realizable pay, which is based on the value of equity awards at vesting or exercise (or estimated value at the end of fiscal year 2025 if not yet vested or exercised), and provides another important perspective on our CEO’s compensation package insomuch as it shows the amounts actually earned. The following graph illustrates the impact of our performance-based compensation programs on the total compensation of our CEO and compares his targeted compensation to estimated realizable pay as of June 30, 2025.

2025 PROXY STATEMENT	39

(1)
Target Compensation: Target compensation for each year reflects actual salary paid during the year, target bonus for the year, and the grant date target value of long-term incentive grants awarded in that year.
(2)
Estimated Realizable Compensation: Estimated realizable compensation for each year reflects (a) actual salary paid during the year; (b) actual bonus paid for the year’s performance; (c) the value of the RSUs granted that year as of the applicable vesting date or June 30, 2025, if outstanding; and (d) the value of the performance-based equity granted that year as of the applicable vesting date or based on performance through June 30, 2025, if outstanding.

Compensation Philosophy and Objectives

Our guiding principle in establishing executive compensation is to align compensation with the creation of stockholder value while achieving the Company’s strategic objectives and financial goals. Consistent with this principle, we seek to provide a competitive total compensation package that allows us to attract high quality candidates for senior leadership positions, to retain these employees, and to establish a total compensation program which motivates and rewards individual and team performance in alignment with our short- and long-term business strategies and objectives. Our compensation program is designed to provide accountability at both the individual and team level with respect to both absolute and relative competitive performance. We also align the interests of our executives and our stockholders by providing variable compensation to our executives that is directly linked to the performance of the Company and to our stock price. As illustrated below, the vast majority of our NEOs' fiscal 2025 compensation is variable and at risk, with a substantial portion (PSUs and short-term cash incentives) directly tied to the Company's financial and stock price performance goals. The graph below consists of base salary, bonuses, actual short-term cash incentives and the grant-date value of equity awards granted during fiscal 2025.

2025 PROXY STATEMENT	40

Annual compensation opportunities for a given NEO are determined with reference to competitive market data, as well as the individual’s experience, knowledge, skills, and performance. See "Compensation-Setting Process" section below for additional detail.

Compensation Best Practices

The Company’s executive compensation program includes a number of features intended to reflect best practices and to help ensure that the program aligns with stockholder interests:

•
Incentive Plan Payouts Tied to Company Performance - Our EIP provides for cash bonuses tied to the achievement of key Company financial objectives, and our long-term incentives include PSUs tied to the Company's TSR performance relative to the Russell 2000 over an overall three-year period or absolute stock price performance over a three- or four-year period.
•
No Compensation Guarantees - The Company does not guarantee to our NEOs continued employment or salary increases, bonuses, pension arrangements, equity awards, or deferred compensation arrangements.
•
Limited Perquisites - The Company provides minimal perquisites to our NEOs, consistent with those that are available to all full-time U.S. employees. In fiscal 2025, our NEOs did not receive any material perquisites other than a disability insurance top-up for Mr. Meyercord and Ms. Motiey.
•
Reasonable Severance Benefits - Our NEOs are eligible to receive certain severance benefits and payments upon qualifying termination, including in connection with a change in control. This provides consistency and predictability in the Company’s treatment of such executive officers upon termination of employment and encourages our executives to continue to serve the Company through a potential change in control transaction. Severance is not paid upon an NEO’s resignation.
•
No Tax Gross-Ups - The Company does not provide for excise tax gross-ups following a change in control.
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Mitigation of Compensation-Related Risk - The Company has adopted policies, including an insider trading policy, which policies are subject to oversight by independent Committees of the Board, to mitigate compensation-related risk.
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No Hedging or Speculative Transactions of Securities - In accordance with our insider trading policy, all executive officers and directors, are prohibited from engaging in speculative transactions in Company securities, including engaging in short sales, engaging in transactions with respect to put options, call options or other derivative securities, or engaging in any other forms of hedging transactions.
•
Recoupment or Claw-Back Policy - The Company has adopted a recoupment policy, sometimes called a “claw-back” policy intended to comply with SEC and Nasdaq listing standards. Accordingly, as set forth in the policy, the Company is required to recover certain erroneously paid incentive-based compensation, including cash incentive or performance-vesting equity compensation, of its current and former executive officers in the event the Company is required to prepare a qualifying accounting restatement.
•
Stock Ownership Guidelines - We require that each NEO other than our CEO, own a minimum number of shares valued at two times (2X) their respective annual salary, and that our CEO own a minimum number of shares valued at five times (5X) his annual salary. Unearned appreciation or performance awards are not considered when determining whether the ownership guidelines have been met. Each NEO has five years from his or her date of hire, date designated as an NEO, or from the date of an increase in the ownership value requirements, as applicable, to attain the minimum ownership level.

2024 “Say on Pay” Advisory Vote on Executive Compensation

The Company provided stockholders with an advisory vote on NEO compensation at the 2024 annual meeting of Stockholders. During that meeting, approximately 92% of the votes cast (excluding abstentions and broker non-votes) in the “say on pay” advisory vote were “FOR” approval of the compensation of our NEOs. The votes cast in favor indicate substantial support for the Company’s compensation programs, measures and elements for our NEOs. The Compensation Committee considered the results of our 2023 advisory vote (the most recent vote at the time when decisions were made) when making executive compensation decisions for fiscal 2025.

2025 PROXY STATEMENT	41

Compensation-Setting Process

Our Compensation Committee, in consultation with the Board and the Company’s human resources department, designs and oversees the Company’s compensation programs and compensation philosophy. Throughout the year, the Chair of our Compensation Committee meets with human resources leadership and the legal department to monitor issues relating to executive compensation. At the end of the fiscal year, our CEO conducts a qualitative and quantitative assessment of each senior officer’s (which includes our NEOs) performance for the past fiscal year based upon the officer’s individual and corporate goals and objectives, and reports to the Compensation Committee regarding his proposals regarding compensation adjustments for our NEOs (other than with respect to himself). The Compensation Committee independently assesses the performance and compensation of our CEO, and our CEO is not present in meetings when his compensation is discussed. As set forth in additional detail below, in connection with its compensation oversight and approvals, the Compensation Committee reviews:

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the compensation paid to similarly situated executives in comparable companies in our peer group;
•
our competitive position relative to comparable companies in our industry;
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the individual’s experience, knowledge, skills, and performance; and
•
the total compensation budget for the Company.

Additional details regarding the operation and duties of the Compensation Committee are also set forth in the “Compensation Committee” section above.

Compensation Consultant

In connection with our desire to make our executive compensation competitive, to more closely tie future compensation to performance, and to further align executive compensation with the creation of stockholder value, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm with expertise in the technology sector, to assist it in the performance of its duties and to advise it with respect to compensation matters for fiscal 2025. In its role as independent compensation consultant and at the request of the Compensation Committee, Compensia participated in Compensation Committee meetings and provided compensation advice to the Compensation Committee on:

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the competitiveness of NEO compensation levels as compared to market (as represented by our peer group);
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revisions and additions to the Company’s peer group, goal metrics and bonus design;
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the compensation mix between cash and equity; and
•
developments in legislation and regulation affecting executive compensation.

Although the Company pays Compensia’s fees for its engagement by the Compensation Committee, the Compensation Committee has sole discretion with respect to Compensia’s continued engagement and assignments. Further, the Compensation Committee has reviewed Compensia’s independence and determined that its work does not give rise to any conflicts of interest. Additional details regarding the Compensation Committee’s relationship and review of Compensia are also set forth in the “Compensation Committee” section above.

Peer Group Selection and Review

The Compensation Committee considers a variety of factors when setting the compensation of our NEOs, including competitive market data, as well as the individual’s experience, knowledge, skills, performance and need for retention. The Compensation Committee evaluates pay competitiveness on an element-by-element basis, as well as on a total compensation basis. The peer group data reviewed includes a range of pay levels including the 25th, 50th and 75th percentile of the members of the peer group. While the Compensation Committee does not establish compensation levels by benchmarking to a specific percentile within our peer group, the Compensation Committee reviews the practices of members of the peer group to better understand and assess the competitiveness of the compensation that the Company pays to its executives, both with respect to each compensation element and the overall compensation package.

On February 14, 2024, following consultation with Compensia, the Compensation Committee approved our peer group for fiscal year 2025 compensation decisions. The peer group included the following companies:

2025 PROXY STATEMENT	42

Box	Lumentum	Ring Central
Calix	NETGEAR	SolarWinds*
Commvault Systems	Nutanix	Teradata
Dynatrace	Pure Storage	Varonis Systems
Five9	Qualys	Viavi Solutions
Infinera	Rapid7

*SolarWinds ceased trading as a public company after April 15, 2025.

For fiscal year 2025, this peer group was comprised of computer networking, communication equipment companies, cloud-oriented companies, and other technology companies with approximately $488.0 million to $2.8 billion in revenue, with a 50th percentile at $1.0 billion, and market capitalizations of approximately $416 million to $15.9 billion, with a 50th percentile at $3.4 billion, as of January 2024. The 2025 peer group aligned with our cloud-oriented business focus. Relative to the fiscal 2024 peer group, the revised 2025 peer group excluded New Relic and Viasat, and added Lumentum, Rapid7, and SolarWinds.

Compensation Program Elements

The principal elements of our executive compensation program and their respective purposes are as follows:

Element	Purpose
Base salary	Attract and retain talented employees. Reflects job responsibilities and serves as the primary element of fixed compensation and balance to performance-based risks.

Short-term incentives	Encourage and reward overall company performance relative to our current plans and objectives, particularly in the short term.

Long-term equity incentives

Promote the achievement of longer-term financial and strategic objectives. Encourage employee retention. Align the interests of our executives and stockholders by tying rewards to long term gains in stockholder value.

Change in control and severance benefits

Retain our executives during the pendency of a proposed change in control transaction. Avoid adverse impacts to the morale of our executives and of uncertainty regarding continued employment. Align the interests of our executives and stockholders in the event of a change in control. Assist with the recruitment of executives and other key employees. In the event of a change in control, double-trigger cash severance is limited to a multiple of two times target annual cash compensation for our CEO and one and a half times target annual cash compensation for the other officers.

Other benefits

Attract and retain talented employees or facilitate their focus on their duties to the Company. Provide health and welfare benefits with assurance of financial support in the event of illness or injury. Encourage retirement savings. Encourage additional equity ownership by employees.

Base Salary - The base salary for each NEO initially is set at the time the NEO commences employment with the Company and is reviewed annually. In its annual review of NEO base salaries, the Compensation Committee considers the recommendations of our CEO, the performance of each NEO (as evaluated by our CEO, except with respect to his own performance), and a competitive market analysis prepared by Compensia using data gathered from the Company’s peer group with respect to base salary, total target cash compensation and target total direct compensation (which includes equity awards).

In July 2024, after taking into consideration the factors noted above, the Compensation Committee determined not to increase the annual base salaries of Mr. Meyercord, Mr. Rhodes, or Ms. Motiey for fiscal 2025.

Short-Term Cash Incentives

Extreme Incentive Plan - The Compensation Committee establishes a short-term cash incentive plan each year under our EIP, which is applicable to our employees (other than sales personnel on variable compensation plans), including all of our NEOs. The EIP is designed to reward Company performance relative to our current plans and objectives, particularly in the short term. The structure and elements of the plan are reviewed and set semi-annually based upon expectations for our business derived from

2025 PROXY STATEMENT	43

our annual operating plan. This approach enables the Compensation Committee to select performance metrics that are appropriate in light of evolving market conditions and areas of near-term focus.

As in fiscal 2024, the EIP approved by the Compensation Committee for fiscal 2025 provided for semi-annual payouts based on the Company’s achievement of pre-established performance goals for each of the first and second halves of fiscal 2025. The Compensation Committee implements the short-term cash incentive plan through semi-annual performance targets to allow it to better set challenging, yet reasonable goals that take into account the current economic environment, the industry and the Company’s business. The semi-annual target levels for the performance metrics during fiscal 2025 were derived from the Company’s annual operating plan. The fiscal 2025 targets were lower than the first half fiscal 2024 targets, reflecting a more challenging business environment that started in the second half of fiscal 2024. The EIP achievement for each half of fiscal 2025 was less than 100%, indicating that the targets were chosen with rigor and linking pay to performance.

For fiscal 2025, the EIP was funded based on the achievement of pre-established Net Revenue, Bookings Annual Contract Value ("ACV") and EBITDA performance goals. During each half, Net Revenue was weighted at 30%, Bookings ACV was weighted at 30% and EBITDA was weighted at 40%. The threshold, target and maximum goals for each half of fiscal 2025 and their corresponding performance levels are set forth in the tables below. Achievement between threshold and target levels and between target and maximum levels is determined based on linear interpolation.

Bookings ACV represents the total annualized value of a contract between a company and its customer and is typically used in subscription-based businesses or service agreements.

EBITDA represents non-GAAP net income before interest expense, income tax expense and depreciation and amortization expense. Non-GAAP net income was calculated as GAAP net income, adjusted for amortization of intangibles, share-based compensation, restructuring charges, system transition costs, non-recurring litigation charges, debt refinancing charges and tax effect on non-GAAP adjustments. The Compensation Committee believed the adjustments used in calculating this metric better reflect how the Company measures its performance.

A GAAP to non-GAAP reconciliation for non-GAAP performance measures under the EIP is provided in this proxy statement under the section "Non-GAAP Measures of Financial Performance -- GAAP to non-GAAP Reconciliation."

The threshold, target, and maximum goals of the EIP for July 1, 2024 through December 31, 2024 (the “First Half Performance Period”) and the Company’s corresponding performance levels are set forth in the table below.

	Bookings (ACV) ($millions)		Performance Level (% of Target)	Payout Scale Multiplier	Net Revenue ($ millions)		Performance Level (% of Target)	Payout Scale Multiplier	EBITDA		Performance Level (% of Target)	Payout Scale Multiplier
<Threshold	$	<436.4	0%	0%	$	<475.5	0%	0%	$	<70.2	0%	0%
Threshold		436.4	85%	50%		475.5	85%	50%		70.2	75%	50%
Target		513.4	100%	100%		559.4	100%	100%		93.6	100%	100%
Maximum		616.1	120%	150%		671.3	120%	150%		131.0	140%	150%

The Company’s actual achievement under the First Half Performance Period is set forth in the table below.

Financial Metric	Target ($ millions)	Actual ($ millions)	Attainment	Performance Scale	Weight
Bookings (ACV)	$513.4	$468.4	91.2%	70.8%	30%
Net Revenue	559.4	548.6	98.1%	93.5%	30%
EBITDA	93.6	103.9	111.0%	113.7%	40%

Accordingly, the Compensation Committee approved a weighted payout for the First Half Performance Period of 94.8% of the target pool.

The threshold, target, and maximum goals of the EIP for January 1, 2025 through June 30, 2025 (the “Second Half Performance Period”) and their corresponding performance levels are set forth in the table below.

2025 PROXY STATEMENT	44

		Bookings (ACV) ($millions)	Performance Level (% of Target)	Payout Scale Multiplier	Net Revenue ($ millions)		Performance Level (% of Target)	Payout Scale Multiplier	EBITDA		Performance Level (% of Target)	Payout Scale Multiplier
<Threshold	$	<485.8	0%	0%	$	<521.1	0%	0%	$	<91.1	0%	0%
Threshold		485.8	85%	50%		521.1	85%	50%		91.1	75%	50%
Target		571.5	100%	100%		613.0	100%	100%		121.4	100%	100%
Maximum		685.8	120%	150%		735.6	120%	150%		170.0	140%	150%

The Company’s actual achievement under the Second Half Performance Period is set forth in the table below.

Financial Metric	Target ($ millions)	Actual ($ millions)	Attainment	Performance Scale	Weight
Bookings (ACV)	$571.5	$540.7	94.6%	82.1%	30%
Net Revenue	613.0	591.5	96.5%	88.3%	30%
EBITDA	121.4	112.0	92.3%	84.5%	40%

Accordingly, the Compensation Committee approved a weighted payout for the Second Half Performance Period of 84.9% of the target pool.

The table below reflects the short-term incentive compensation paid to each of our NEOs in fiscal 2025 under the EIP, as well as the target short-term cash incentive opportunity (expressed as a percentage of base salary) for each NEO. We believe the “at risk” portion of each NEO’s compensation package, such as the short-term incentives, should increase with the ability to affect Company performance, the role of the NEO and other market factors. This philosophy is reflected in the “target bonus as a percentage of base salary” that was approved by the Compensation Committee for each NEO as set forth below. For fiscal 2025, the Compensation Committee decided not to change Mr. Meyercord's, Mr. Rhodes', or Ms. Motiey's target bonuses as a percentage of their base salaries.

Named Executive Officer	1st Base Pay Compensation	Target Bonus as % of Base Pay	1st Half Perf Factor	1st Half EIP Paid	2nd Half Base Pay	Target Bonus as % of Base Pay	2nd Half Perf Factor	2nd Half EIP Paid	Total EIP paid for FY25
Edward B. Meyercord	$420,000	130%	94.8%	$517,608	$420,000	130%	84.9%	$463,554	$981,162
Kevin Rhodes	250,000	85%	94.8%	201,450	250,000	85%	84.9%	180,413	381,863
Katayoun ("Katy") Motiey	242,500	70%	94.8%	160,923	242,500	70%	84.9%	144,118	305,041

Overall, for the full fiscal year, our NEOs received approximately 89.9% of their annual target short-term cash incentive opportunities.

Long-Term Equity Incentive Compensation

We provide equity awards under the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Amended and Restated 2013 Equity Incentive Plan”) to our NEOs to promote the achievement of longer-term financial and strategic objectives, to encourage employee retention and to align the interests of our executive officers and of our stockholders. We have historically granted equity to NEOs in the form of performance-based awards and time-based awards.

The Compensation Committee believes that the RSUs and PSUs granted to our NEOs in fiscal 2025 provide appropriate retention incentives while maintaining a direct link between NEO compensation and stockholder value creation and continuing to hold our NEOs accountable to the Company’s performance and overall stockholder return. We believe that RSUs are an effective retention and incentivization tool because they fluctuate in value relative to our overall performance while retaining value even during a challenging economic environment, and provide a retentive effect to maintain our top talent. Meanwhile, PSUs provide a direct incentive to enhance stockholder value since they are earned based on performance targets related to stockholder return and/or stock price.

New Hire Awards - Generally, we grant equity awards to our new employees, including newly employed NEOs, in connection with the commencement of their employment to induce them to join us and to tie their long-term compensation to future increases in our stock price. The type of award, the aggregate amounts of such awards and the vesting terms of the new-hire awards granted to our NEOs are recommended by our CEO to the Chair of the Compensation Committee and are reviewed and approved by our Compensation Committee following consultation with our compensation consultants, Compensia, in consideration of such NEO’s

2025 PROXY STATEMENT	45

ability to influence Company performance and such NEO’s prior experience. Our new hire equity awards are typically larger than the annual awards made to NEOs during their continued period of employment.

Annual Awards - We also make annual grants to our NEOs, with the goal of aligning the interests of management and our stockholders by providing continued incentives to our NEOs to retain strong executives and improve corporate performance. Awards granted to NEOs other than our CEO, including both the size and type of the award, are recommended to the Compensation Committee by our CEO. Compensia prepares a compensation market analysis with data gathered from the peer group in connection with this annual review and advises the Compensation Committee in connection with its review of our CEO’s recommendations. Compensia also advises the Compensation Committee on the size and type of the award to be granted to our CEO.

The Compensation Committee regularly evaluates Mr. Meyercord's role in the Company's growth and profitability, as well as the Company's relative TSR performance and absolute stock price performance. For fiscal 2025, the Compensation Committee reverted to its regular practice of making one-half of his total equity award performance-based (following enhanced two-thirds performance-based weighting for our CEO's equity awards in fiscal 2024, inclusive of the SLTI award which reflected one-third of his 2024 equity awards). This reversion to our regular practice of allocating one-half of total equity to performance-based equity coincided with a reduction in the aggregate value granted to our CEO in fiscal 2025 relative to fiscal 2024 and no new SLTI award granted in fiscal 2025. We believe the overall design of the equity-based compensation awarded to Mr. Meyercord for fiscal 2025 appropriately balances driving long-term performance and program durability by including both time vesting RSUs and relative performance-based awards for fiscal 2025, with the outstanding fiscal 2024 SLTI PSUs as a factor in his long-term compensation.

In fiscal year 2025, the Compensation Committee approved grants of RSUs and PSUs for our NEOs. The number of shares subject to each RSU and PSU award (at target) was determined by dividing the target grant value of each award by the greater of (i) closing trading price of our stock on the date of the grant or (ii) $12.00. The RSUs vest on a three-year schedule, with one-third of the RSUs vesting on the first anniversary of the vesting commencement date and 1/12th of the RSUs vesting on each quarterly anniversary thereafter, subject to the executive’s continued service to the Company. The PSU awards granted to all NEOs in fiscal 2025, comprising half of the total target shares granted to NEOs, may be earned based on the Company’s total shareholder return (“TSR”) relative to the Russell 2000 Index (“Index”) over an overall three-year performance period with an overall payout range of 25% of target to 150% of target. While the opportunity to earn any above-target portion of the award is based on three-year performance, executives have the opportunity to earn up to one-third of the target number of shares subject to the award after each of the first and second years of the performance period based on one-year and two-year relative TSR, respectively. At the end of the full three-year period, there is an opportunity to earn up to 150% of the full target number of shares subject to each award based on the three-year TSR relative to the Index, less any shares earned for years one and two. For each performance period, the target number of shares will be earned if the Company’s TSR equals that of the Index, with linear scaling for performance below or above target based on a two-to-one factor (i.e., the number of shares earned will increase by 2% of target for each 1% the Company’s TSR exceeds the Index or the number of shares earned will decrease by 2% of target for each 1% the Company’s TSR is below the Index). No payout is earned if the Company's TSR is more than 37.5% below the Index, and the payout is capped if the Company's TSR exceeds the Index by more than 25%. We believe the design of these PSUs provides a strong, long-term performance orientation given that the upside opportunity is only provided for strong three-year relative TSR performance and any portion earned based on one- or two-year relative TSR performance is capped at 100% of target of one-third of the overall award.

Performance-Based Awards with On-going Performance Periods During Fiscal 2025 - During fiscal 2025, performance-based awards granted in fiscal 2022, 2023 and 2024 were outstanding.

August 2021 PSUs - In July 2021, the Compensation Committee approved grants of PSUs to Mr. Meyercord and Ms. Motiey that followed the same design as the fiscal 2025 awards as described above under “—Long-Term Equity Compensation—Annual Awards.”

On August 16, 2022, the Compensation Committee certified that the performance target for these PSU awards was exceeded for the first measurement period, as the Company’s total stock return for the one-year measurement period was 7%, as compared to the Index TSR performance of (17)%. Pursuant to the grant, Mr. Meyercord and Ms. Motiey earned 100% of the target portion of the award for year one, which is 33% of the original target shares granted.

On August 16, 2023, the Compensation Committee certified that the performance target for these PSU awards was exceeded for the second measurement period, as the Company’s total stock return for the two-year measurement period was 161%, as compared to the Index TSR performance of (12)%. Pursuant to the grant, Mr. Meyercord and Ms. Motiey earned 100% of the target portion of the award for year two, which is 33% of the original target shares granted.

2025 PROXY STATEMENT	46

On August 16, 2024, the Compensation Committee certified that the performance target for these PSU awards was exceeded for the third and final year measurement period, as the Company’s total stock return for the full three-year measurement period was 25.65%, as compared to the Index TSR performance of (3.66)%. Pursuant to the grant, Mr. Meyercord and Ms. Motiey earned 100% of the target portion of the award for year three, which is 33% of the original target shares granted, plus the full maximum performance potential amount, which, including the portions previously earned, resulted in an overall payout at the maximum of 150% of the original target shares granted.

August 2022 PSUs - In July 2022, the Compensation Committee approved grants of PSUs to Mr. Meyercord and Ms. Motiey that followed the same design as the fiscal 2025 awards described above under “—Long-Term Equity Compensation—Annual Awards.”

On August 16, 2023, the Compensation Committee certified that the performance target for these PSU awards was exceeded for the first measurement period, as the Company’s total stock return for the one-year measurement period was 147%, as compared to the Index TSR performance of 6%. Pursuant to the grant, Mr. Meyercord and Ms. Motiey have earned 100% of the target portion of the award for year one, which is 33% of the original target shares granted.

On August 16, 2024, the Compensation Committee certified that the performance target for these PSU awards was exceeded for the second measurement period, as the Company’s total stock return for the two-year measurement period was 19.04%, as compared to the Index TSR performance of 17.16%. Pursuant to the grant, Mr. Meyercord and Ms. Motiey have earned 100% of the target portion of the award for year two, which is 33% of the original target shares granted.

On August 15, 2025, the Compensation Committee certified that the performance target for these PSU awards was exceeded for the third and final year measurement period, as the Company’s total stock return for the full three-year measurement period was 59.9%, as compared to the Index TSR performance of 22.38%. Pursuant to the grant, Mr. Meyercord and Ms. Motiey earned 100% of the target portion of the award for year three, which is 33% of the original target shares granted, plus the full maximum performance potential amount, which, including the portions previously earned, resulted in an overall payout at the maximum of 150% of the original target shares granted.

May 2023 PSUs - In May 2023, in connection with Mr. Rhodes' hire, the Compensation Committee approved grants of PSUs to Mr. Rhodes that followed the same design as the fiscal 2025 awards described above under “—Long-Term Equity Compensation—Annual Awards.”

On May 31, 2024, the Compensation Committee certified that the minimum performance target for these PSU awards was not met for the first measurement period, as the Company’s total stock return for the one-year measurement period was (35.08)%, as compared to the Index TSR performance of 15.38%. Pursuant to the grant, Mr. Rhodes did not earn any of the target portion of the award for year one.

On May 30, 2025, the Compensation Committee certified that the minimum performance target for these PSU awards was met for the second measurement period, as the Company’s total stock return for the two-year measurement period was (16.70)%, as compared to the Index TSR performance of 13.90%. Pursuant to the grant, Mr. Rhodes earned 39% of the target portion of the award for year two, which is 13% of the original target shares granted.

August 2023 PSUs - In July 2023, the Compensation Committee approved grants of PSUs to Mr. Meyercord and Ms. Motiey that followed the same design as the fiscal 2025 awards described above under “—Long-Term Equity Compensation—Annual Awards.”

On August 16, 2024, the Compensation Committee certified that the performance target for these PSU awards was not met for the first measurement period, as the Company’s total stock return for the one-year measurement period was (51.86)%, as compared to the Index TSR performance of 10.43%. Pursuant to the grant, Mr. Meyercord and Ms. Motiey have not earned any of the target portion of the award for year one.

On August 15, 2025, the Compensation Committee certified that the performance target for these PSU awards was not met for the second measurement period, as the Company’s total stock return for the two-year measurement period was (35.34)%, as compared to the Index TSR performance of 15.35%. Pursuant to the grant, Mr. Meyercord and Ms. Motiey have not earned any of the target portion of the award for year two.

August 2023 SLTI PSUs - In July 2023, the Compensation Committee approved an SLTI PSU program pursuant to which Mr. Meyercord was granted an award of SLTI PSUs with a grant date of August 15, 2023, The SLTI PSUs use the compound annual growth rate of our stock price as the performance criterion, and may be earned if the Company's 30-trading day average stock

2025 PROXY STATEMENT	47

price equals or exceeds $41.38 by the third anniversary of grant date, or, if not achieved by the third anniversary, if the Company's 30 trading day average stock price equals or exceeds $46.96 by the fourth anniversary of grant date. Additional details regarding this award are provided in our 2024 proxy statement.

As of June 30, 2025 the Company's stock price had not met the applicable Stock Price Target, and no portion of this award has been earned.

August 2024 PSUs - In July 2024, the Compensation Committee approved grants of PSUs to Mr. Meyercord, Mr. Rhodes, and Ms. Motiey that followed the same design as the fiscal 2025 awards described above under “—Long-Term Equity Compensation—Annual Awards.”

On August 15, 2025, the Compensation Committee certified that the performance target for these PSU awards was met for the first measurement period, as the Company’s total stock return for the one-year measurement period was 34.99%, as compared to the Index TSR performance of 4.68%. Pursuant to the grant, Mr. Meyercord, Mr. Rhodes, and Ms. Motiey earned 100% of the target portion of the award for year one, which is 33% of the original target shares granted.

Change in Control and Severance Arrangements

Each of our NEOs is employed at-will. However, from time to time, we implement plans or enter into agreements that would provide benefits payable to certain employees, including our NEOs, in connection with qualifying terminations of their employment or a change in control of the Company. These benefits assist us in our recruiting efforts and are competitive compared to our peer group. Additionally, without change in control benefits, our NEOs may be distracted by the transaction process or may terminate their employment prior to the closing of the change in control, particularly if they do not wish to remain with, or believe they will not be retained by, the remaining entity after the transaction closes. Such departures could jeopardize the consummation of a potential transaction, or our interests should the transaction not close. The Compensation Committee believes that these benefits therefore serve to enhance stockholder value and align our NEOs’ interest with those of our stockholders.

Our agreements with our NEOs and our change in control and severance arrangements are described under “Summary of Employment and Other Agreements” below. The estimated potential payments that each NEO would have received if a change in control of the Company or termination of employment had occurred on June 30, 2025 are set forth under “Estimated Payments Upon Termination Without Cause or Upon Change in Control” below.

Other Benefits

Generally, the Company does not provide perquisites or other personal benefits to our NEOs, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our NEOs more efficient and effective, and for recruitment and retention purposes. We do not provide a defined benefit retirement pension plan, deferred compensation plan, or the use of company vehicles to our NEOs.

During fiscal 2025, each of our NEOs who joined the Company before May 4, 2016, currently only Mr. Meyercord and Ms. Motiey, were eligible to receive a special benefit in the event of their death or disability, which includes a cash payment and full vesting of any outstanding time-based equity awards. See “Summary of Employment and Other Agreements” and “Executive Death and Disability Benefits” for more information on this death and disability benefit. This additional benefit is intended to make sure that the income provided to a NEO in the event of their disability is representative of their pre-disability earnings at the same percentage as other employees.

We provide other customary benefits to our NEOs that we provide to all of our full-time U.S. based employees. Those benefits include medical, dental, vision and prescription drug insurance coverage; flexible spending contribution plan; disability insurance; life insurance; business travel insurance; a Section 401(k) savings plan with employer match up to a predetermined percentage; educational assistance; employee assistance program; employee stock purchase plan; and paid holidays. We do not provide a fixed vacation allowance for NEOs and other U.S. employees, as they may be required to travel extensively and are required to be available to us even while vacationing.

All future practices with respect to perquisites or other personal benefits will be subject to review and approval by our Compensation Committee.

See the "Summary Compensation Table" for more information on the benefits described above.

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Tax Considerations

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation in excess of $1 million paid to certain covered employees, which has historically generally included all NEOs. While our Board and Compensation Committee may take the deductibility of compensation into account when making compensation decisions, we believe that maintaining the discretion to provide compensation that is non-deductible allows us to provide compensation tailored to the needs of our Company and our NEOs and is an important part of our responsibilities and benefits our stockholders.

Compensation-Related Risk Evaluation

The Compensation Committee has reviewed compensation-related risks and does not believe the Company’s compensation programs encourage excessive or inappropriate risk-taking or create risks that are reasonably likely to have a material adverse effect on the Company for the following reasons:

•
The base salary and cash bonus components of the compensation program are designed to provide income independent of the Company’s stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics.
•
We generally utilize formulaic annual and long-term incentive plan awards instead of discretionary payments. The cash bonus and equity components of compensation are designed to reward both short- and long-term company performance, which discourages employees from taking actions that focus solely on the short-term success of the Company.
•
Because EBITDA performance was used in addition to revenue and bookings for determining cash bonus payments under the fiscal 2025 short-term incentive program, our NEOs and other employees were encouraged to take a balanced approach that focused on generating corporate revenue while taking into account operating expenses.
•
The Company’s EBITDA performance target under the EIP is applicable to our executives and employees (other than most sales employees) alike, regardless of functional group.
•
The Company caps the performance-based cash incentives and performance-based equity awards for our executives at 150% of target, which discourages excessive risk taking.
•
The majority of PSUs granted to NEOs are tied to relative stock return performance, and the SLTI PSUs previously granted to our CEO, are tied to stock price performance, resulting in a diverse and blended set of pre-established goals when combined with other components of the compensation package.
•
Senior executives, including our Chief Commercial Officer, do not participate in the Sales Compensation Plan and are thus limited to the EIP payouts so they are incentivized to balance both revenue and profitability, which discourages excessive risk taking by our executives. We have internal controls and oversight on plan payouts and exceptions.
•
Our executives and other employees are entitled to reasonable severance payments and benefits that are consistent with payments and benefits provided by other public companies.
•
The Company has adopted a recoupment policy that, under certain circumstances, requires it to recover incentive-based compensation paid to current and former executives.

Hedging Policy

Under our insider trading policy, we prohibit certain employees deemed to be insiders under the policy, including all executive officers and directors, from hedging the economic risk of ownership of our stock. Similarly, our insider trading policy prohibits pledging Company securities as collateral for a loan, except with respect to cashless exercises of stock options under our equity plans.

Recoupment Policy or Claw-Back Policy

Effective October 2, 2023, the Compensation Committee adopted the Extreme Networks, Inc. Policy for Recovery of Erroneously Awarded Compensation (the "Recoupment Policy"), which is intended to comply with SEC and Nasdaq listing requirements. The Recoupment Policy applies to all of our current and former executive officers within the meaning of the Securities Exchange Act of 1934. This policy will apply in the event of a restatement of financial results due to the material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws that (a) is material to the previously issued financial statements or (b) would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

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The Compensation Committee will have the discretion to determine the manner in which a clawback or recovery of such erroneously awarded compensation will be effected, for example, by offsetting the erroneously awarded compensation against other compensation payable by the Company.

Equity Grant Practices

We do not time the granting of equity awards with any favorable or unfavorable news released by the Company. We do not take material nonpublic information into account when determining the timing and terms of equity awards or for the purpose of affecting the value of executive compensation. Proximity of any awards to an earnings announcement or other market events is coincidental. In the event material nonpublic information were to become known to the Compensation Committee before the grant of an equity award, the Compensation Committee would consider the information and use its business judgment to determine whether to delay the grant to avoid any appearance of impropriety. During fiscal 2025, we did not grant any stock options or option-like instruments.

Stock Ownership Guidelines

As of May 17, 2022, the Compensation Committee has required that each NEO, other than our CEO, should own a minimum number of shares valued at two times (2X) his or her annual salary, and that our CEO own a minimum number of shares valued at five times (5X) his or her annual salary. Unearned appreciation or performance awards are not considered when determining whether the ownership guidelines have been met. Each NEO has five years from his or her date of hire, date designated as an NEO, or from the date of an increase in the ownership values, as applicable, to attain the minimum ownership level.

Fiscal 2025 Summary Compensation Table

The following table sets forth information for fiscal 2025, 2024, and 2023, as applicable, concerning the compensation of our NEOs.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Edward B. Meyercord	2025	840,000	—	11,116,724	—	981,162	20,895	12,958,781
	2024	840,000	—	13,923,634	—	183,456	16,172	14,963,262
	2023	800,000	—	14,190,565	—	1,124,760	17,353	16,132,678
Kevin Rhodes	2025	500,000	—	3,777,509	—	381,863	9,929	4,669,301
	2024	500,000	—	—	—	71,400	12,538	583,938
	2023	45,513	250,000	8,163,045	—	—	15,000	8,473,558
Katayoun ("Katy") Motiey	2025	485,000	—	2,158,577	—	305,041	15,345	2,963,963
	2024	485,000	—	2,194,424	—	57,036	11,810	2,748,270

(1)
For 2023, the amount in this column represents the sign-on bonus paid to Mr. Rhodes in connection with his commencement of employment with us under his employment offer letter.
(2)
Represents the aggregate grant date fair value computed in accordance with ASC Topic 718, Compensation—Stock Compensation, and does not reflect whether our NEOs actually realized a financial benefit from the award. For information on the assumptions used to calculate the value of the awards, refer to Note 11 of our consolidated financial statements in our Form 10-K for the fiscal year ended June 30, 2025.
(3)
All Other Compensation for all NEOs for fiscal 2025 consisted of matching contributions under our Section 401K plan, premium payments for the executive disability top up (for Mr. Meyercord and Ms. Motiey), and company-taxable health saving account (for Ms. Motiey).

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Grants of Plan-Based Awards

The following table sets forth certain information with respect to stock and option awards and other plan-based awards, including non-equity incentive awards (cash bonuses), granted to our NEOs during fiscal 2025. For a narrative description of the various plan-based awards set forth in the following table, see the discussion above under the heading “Compensation Discussion and Analysis.”

		Estimated Future Payout Under Non Equity			Estimated Future Payouts Under			All Other Stock Awards: Number of		Grant Date Fair Value of Stock
		Incentive Plan (1)			Equity Incentive Plan Awards (2)			Shares		and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock		Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	or Units (#)		Awards ($) (3)
Edward B. Meyercord		546,000	1,092,000	1,638,000	—	—	—	—		—
	8/15/2024	—	—	—	86,641	346,567	519,850	—		5,966,738
	8/15/2024	—	—	—	—	—	—	346,567	(4)	5,149,986
Kevin Rhodes		212,500	425,000	637,500	—	—	—	—		—
	8/15/2024	—	—	—	29,441	117,765	176,647	—		2,027,521
	8/15/2024	—	—	—	—	—	—	117,765	(4)	1,749,988
Katayoun ("Katy") Motiey		169,750	339,500	509,250	—	—	—	—		—
	8/15/2024	—	—	—	16,823	67,294	100,941	—		1,158,588
	8/15/2024	—	—	—	—	—	—	67,294	(4)	999,989

(1)
Represents threshold, target and maximum payouts under the First and Second Half Performance Periods under the fiscal 2025 EIP as described above under “—Short-Term Cash Incentives—First and Second Half Performance Periods.” Threshold and maximum payouts correspond to 50% and 150% of target, respectively. The actual amount earned by each named executive officer under the First and Second Half Performance Periods is set forth in the Summary Compensation Table elsewhere in this Proxy Statement.
(2)
These PSU awards may be achieved at a minimum threshold of 25% of the target payout, target payout, or a maximum of 150% of the target payout subject to the Company’s TSR relative to the Russell 2000 Index over a three-year period, with an annual achievement of 1/3 of the target payout in years one and two, with the maximum payable, if met, in year three. If the minimum threshold is not met, no shares will be achieved.
(3)
The grant date fair value is calculated in accordance with ASC Topic 718, Compensation—Stock Compensation, and excludes the impact of estimated forfeitures related to service-based vesting conditions.
(4)
These RSUs vested as to 1/3 of the units on August 15, 2025 and as to 1/12 of the award each quarter thereafter, subject to the NEO’s continued service through such dates.

Summary of Employment and Other Agreements

Agreements with our President and CEO

In April 2015, we entered into an offer letter of employment with Mr. Meyercord for service as our President and CEO, which we amended and restated on August 31, 2016 after consultation with Compensia to align Mr. Meyercord’s compensation to market. The offer letter sets forth Mr. Meyercord’s annual base salary and target bonus as of such date and his eligibility to participate in our standard employee benefits plans.

In addition, pursuant to the terms of Mr. Meyercord’s offer letter, Mr. Meyercord is entitled to receive certain severance benefits in the event of a termination of his employment in certain situations. The receipt of these severance benefits is subject to Mr. Meyercord’s timely execution and delivery of a general release of claims in the prescribed form.

In the event of a termination other than for Cause or with Good Reason (each, as defined in the offer letter) and which is not in connection with a change in control of the Company, Mr. Meyercord is entitled to receive a severance payment equal to 12 months of his then base salary, together with a pro-rated portion of his annual cash bonus at the established target, provided that the

2025 PROXY STATEMENT	51

Board-approved Company performance targets were achieved in the quarter immediately preceding the termination. In addition, the vesting of any then outstanding equity awards, excluding Mr. Meyercord’s initial grant of performance options to the extent unearned or other performance awards unless otherwise set forth in the applicable grant agreement, will be accelerated by 12 months, and the Company will pay his premiums for COBRA coverage for a period of up to 12 months.

Mr. Meyercord is also a participant in our Executive Change in Control Severance Plan, which provides for certain severance benefits in the event of the termination of his employment other than for Cause or with Good Reason within a Change in Control Period (as defined below), as described below, and supersedes the change in control severance provisions in his offer letter, provided that the treatment of Mr. Meyercord’s equity awards will be governed by the terms of his offer letter to the extent such treatment is more favorable. With respect to Mr. Meyercord’s equity awards, under his offer letter, in the event Mr. Meyercord is terminated other than for Cause or with Good Reason within a Change in Control Period, he will be eligible to receive the full acceleration of vesting of all of the then outstanding equity awards, excluding unearned shares subject to performance awards where the performance targets have not yet been satisfied, unless otherwise set forth in the applicable grant agreement.

In the event of his death or permanent disability, Mr. Meyercord or his heirs will be entitled to receive (in addition to any other benefits to which they are entitled): (i) cash severance, either in connection with or not in connection with a change in control, as applicable, as if Mr. Meyercord had been terminated for convenience as of the date of his death or disability; and (ii) the acceleration of vesting of all then outstanding equity awards, excluding unearned shares subject to performance awards where the performance targets have not yet been satisfied, unless otherwise set forth in the applicable grant agreement. The terms of Mr. Meyercord’s performance awards that were outstanding as of the end of fiscal 2025 are described below under “—Equity Awards.”

The calculation of potential payments to Mr. Meyercord upon termination other than for Cause or with Good Reason or upon change in control is provided in the table under the heading “Estimated Payments upon Termination Without Cause or Upon Change in Control.”

Agreements with other NEOs

Extreme entered into employment offer letters with our NEOs (other than our CEO) setting forth their initial salary and target bonus opportunity and entitling them to benefits and, subject to Board approval, certain initial equity awards.

The offer letter entered into with Mr. Rhodes also provides that he receive a sign-on bonus in cash of $250,000, less applicable taxes and withholdings, payable on the second pay period following May 30, 2023. Mr. Rhodes’ offer letter also provides that in the event of a termination other than for Cause or with Good Reason and which is not in connection with a change in control of the Company, Mr. Rhodes is entitled to receive a severance payment equal to 12 months of his then base salary, plus $17,000, and the Company will pay his premiums for COBRA coverage for a period of up to 6 months.

In addition, certain of our NEOs are entitled to certain change in control benefits, death and disability severance benefits and general severance benefits as described below.

Executive Change in Control Plan

On February 8, 2006, the independent members of our Board, upon the recommendation of the Compensation Committee, approved the terms of an Executive Change in Control Severance Plan to ensure retention of key personnel and continuity of the business in the event of a change in control of the Company, which was most recently amended effective as of February 2, 2021. We refer to this plan, as amended and restated, as the “CiC Plan.” Our NEOs are eligible to receive benefits under the CiC Plan.

For purposes of the benefits available under the CiC Plan, the executive death and disability benefits, the Executive Severance Policy and the Company’s equity awards, each as discussed below, a Change in Control is deemed to occur upon any of the following:

•
any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors;
•
the Company is party to a merger or consolidation which results in the holders of the voting securities of the Company outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the securities entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such merger or consolidation;

2025 PROXY STATEMENT	52

•
the sale or disposition of all or substantially all of the Company’s assets or consummation of any transaction having similar effect (other than a sale or disposition to one or more subsidiaries of the Company); or
•
a change in the composition of the Board within any twelve (12) month period as a result of which fewer than a majority of the directors are Incumbent Directors (as defined in the CiC Plan); provided, however, that to the extent that any amount constituting nonqualified deferred compensation subject to Section 409A of the Code would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code.

The receipt of severance benefits under the CiC Plan is subject to the participant’s execution and delivery of a general release of claims in the prescribed form.

Cash Compensation and Benefits

Under the CiC Plan, severance benefits, health insurance and outplacement services are provided to a CiC Plan participant if the participant is terminated without Cause or resigns for Good Reason (each, as defined in the CiC Plan), during the period commencing three months prior to the signing of a definitive agreement that results in a Change in Control and ending on the 18-month anniversary of a Change in Control (the “Change in Control Period”). The amount of severance compensation that would be provided to a participant is equal to (i) the product of (x) 2 (in the case of Mr. Meyercord) or 1.5 (in the case of Mr. Rhodes and Ms. Motiey) and (y) the sum of the participant’s then current base salary and target bonus and (ii) the participant’s target annual bonus for the fiscal year of termination, prorated based on the number of days employed during such year. In addition, the Company will pay to the participant a lump sum cash payment in an amount equal to the premiums the participant would have had to pay to continue healthcare coverage under COBRA for 24 months (in the case of Meyercord), 18 months (in the case of Mr. Rhodes and Ms. Motiey). The Company will also make available outplacement support for 24 months (in the case of Meyercord), 18 months (in the case of Mr. Rhodes and Ms. Motiey).

Equity Awards under Change in Control

The CiC Plan provides that, unless otherwise determined by the Compensation Committee at the time of grant, equity awards that are not assumed or otherwise continued by an acquirer will accelerate vesting in full immediately prior to the Change in Control, with each performance-based equity award deemed achieved at the greater of target or actual achievement (with performance goals equitably adjusted if necessary to reflect a truncated performance period) unless otherwise provided in an applicable award agreement.

In the event the acquirer assumes or otherwise continues a participant’s equity awards and the participant’s employment is terminated without Cause or the participant resigns for Good Reason during the Change in Control Period, each of the participant’s outstanding equity awards that, as of immediately prior to the participant’s separation from service, were scheduled to vest based solely upon the participant’s continued services shall vest in full as of the date of the participant’s separation from service. Performance-based equity awards will vest in full, with the applicable performance goals deemed achieved, unless otherwise provided in an applicable award agreement, at the greater of target or actual achievement (with performance goals equitable adjusted, if necessary, to reflect a truncated performance period). The terms of our NEOs’ performance-based awards are described in further detail below.

Section 280G of the Code

In the event that any payment or benefit received or to be received by a participant under the CiC Plan or otherwise would subject the participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such payments as an excess parachute payment under Section 280G of the Code, the amount of such payments shall be reduced to that the amount which produces the greatest after-tax benefit to the participant. The CiC Plan does not provide for payment of any applicable excise tax by us or other “gross-up” payments to offset the impact of any applicable excise tax.

The estimated potential amounts payable to our NEOs are provided in the table under the heading “Estimated Payments Upon Termination Without Cause or Related to a Change in Control” below.

Executive Death and Disability Benefits

On February 10, 2015, the Compensation Committee approved a policy providing for a death and disability benefit for the Company’s executives, including our NEOs who were employees of the Company at such time. The Compensation Committee subsequently determined to discontinue this benefit for executives hired after May 4, 2016. Mr. Meyercord and Ms. Motiey are our

2025 PROXY STATEMENT	53

only remaining NEOs who are entitled to this benefit. Mr. Meyercord's death and disability benefit is also set forth in his offer letter described above. In the event of Mr. Meyercord’s or Ms. Motiey's death or permanent disability, the executive or his or her estate will receive (in addition to any other benefits to which they are entitled): (i) cash severance, either in connection with or, not in connection with a change in control, as applicable, as if the executive had been terminated as of the date of his or her death or disability; and (ii) the acceleration of vesting of outstanding time-based unvested equity awards.

Executive Severance Practice

On February 11, 2014, the Compensation Committee adopted resolutions to provide the Company’s executives with certain severance benefits upon an involuntary termination of their employment other than in connection with a Change in Control of the Company, consisting of severance pay based upon base salary and continuation of certain benefits. Most recently, effective April 1, 2021, the Compensation Committee amended the severance benefits, which apply only to Executive Vice Presidents who report to our CEO (except for Mr. Rhodes who has the severance benefits under his offer letter described above), to provide for severance as follows:

Type of Benefit	Length of Service	Benefit Amount
Severance	0 – 2 years’ service	Lump sum of $8,500 + 9 months’ base salary
	At least 2 to 3 years’ service	lump sum of $14,000 + 11 months’ base salary
	>3 years’ service	lump sum of $17,000 + 12 months’ base salary
COBRA	Any	Provide up to 6 months of coverage if elected
Outplacement	Any	Align with length of Severance
Bonus	Any	Paid for completed bonus periods

The Company conditions the receipt of the severance benefits described above on the executive’s execution and delivery of a general release of claims in the prescribed form. (Our CEO's entitlement to severance is governed by his offer letter described above.)

Pension Benefits and Nonqualified Deferred Compensation Plans

We do not have any plans with any of our NEOs that provide for payments or other benefits at, following, or in connection with retirement. We also do not have any defined contribution or other plan with any of our NEOs that provides for the deferral of compensation on a basis that is not tax qualified.

Equity Awards

The terms of certain equity awards made to NEOs may include provisions regarding acceleration of vesting, exercisability, and settlement in the event of a Change in Control.

August 2022, May 2023, August 2023, and August 2024 PSUs - Under the terms of the August 2022, May 2023, August 2023 and August 2024 PSU grant agreements, in the event of a Change in Control (as defined in the CiC Plan), the performance target shall be deemed satisfied at the greater of target or actual achievement. Actual performance will be determined upon the closing of a Change in Control based on the Company’s stock price appreciation relative to the Index (with the per share consideration received by the Company’s stockholders used as the ending share price for purposes of such calculation), with the number of shares that shall be deemed to be earned as of the Change in Control then determined by multiplying the number of PSUs at target by an achievement ratio. Of such earned shares, if the Change in Control occurs prior to the end of the three-year performance period a pro-rata portion of such shares (based on the time elapsed in the performance period) will accelerate and vest as of the date of such Change in Control and the remaining earned shares will be subject to time-based quarterly vesting such that all such shares will be fully vested on the third anniversary of the grant date. Notwithstanding the foregoing, if the executive is terminated other than for Cause or resigns for Good Reason (each as defined in the CiC Plan), then the earned shares subject to time-based vesting shall accelerate in full as of the date of such termination of service.

August 2023 SLTI PSUs - Under the terms of the August 2023 SLTI PSU grant agreements, in the event of a Change in Control (as defined in the CiC Plan), an adjusted change in control stock price target shall be calculated based on a 13.5% compound annual growth rate applied to the base stock price from the date of the grant to the date the change in control is announced. The performance target shall be deemed satisfied if the per share consideration to be received by the Company's stockholders in connection with a Change in Control meets or exceeds such adjusted change in control stock price target. If the Change in Control occurs prior to the end of the three- or four-year performance periods, the shares will vest over time in accordance with the original time-vesting schedule described at “—Long-Term Equity Compensation—Annual Awards.” Notwithstanding the foregoing, if the executive is terminated other than for Cause or resigns for Good Reason (each as defined in the CiC Plan), then the earned shares subject to time-based vesting shall accelerate in full as of the date of such termination of service.

2025 PROXY STATEMENT	54

Amended and Restated 2013 Equity Incentive Plan - Under our Amended and Restated 2013 Equity Incentive Plan, awards not assumed or substituted by the acquirer will accelerate in full immediately prior to the Change in Control, with each performance-based equity award deemed achieved at the greater of target or actual achievement (with performance goals equitably adjusted if necessary to reflect a truncated performance period) unless otherwise provided in an applicable award agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding each unexercised option and all unvested stock awards held by each of our NEOs as of June 30, 2025.

	OPTIONS AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Edward B. Meyercord	496,023	(2)	—	—	6.70	8/28/2026	—		—	—		—
	—		—	—	—	—	38,673	(3)	694,180	—		—
	—		—	—	—	—	58,605	(4)	1,051,960	—		—
	—		—	—	—	—	346,567	(5)	6,220,878	—		—
	—		—	—	—	—	—		—	386,538	(6)	6,938,357
	—		—	—	—	—	—		—	35,145	(7)	630,853
	—		—	—	—	—	—		—	140,581	(8)	2,523,429
	—		—	—	—	—	—		—	519,851	(9)	9,331,325
Kevin Rhodes	—		—	—	—	—	47,440	(10)	851,548	—		—
	—		—	—	—	—	117,765	(5)	2,113,882	—		—
	—		—	—	—	—	—		—	165,083	(11)	2,963,240
	—		—	—	—	—	—		—	176,648	(9)	3,170,832
Katayoun ("Katy") Motiey	—		—	—	—	—	5,329	(3)	95,656	—		—
	—		—	—	—	—	13,024	(4)	233,781	—		—
	—		—	—	—	—	67,294	(5)	1,207,927	—		—
	—		—	—	—	—	—		—	53,265	(6)	956,107
	—		—	—	—	—	—		—	7,810	(7)	140,190
	—		—	—	—	—	—		—	100,941	(9)	1,811,891

(1)
The market value of the share awards is based on the closing price of our common stock as of June 30, 2025, which was $17.95.
(2)
The option vested as to 1/4th of the shares subject to the option on August 31, 2020 and vests as to 1/16th of the shares subject to the option on each quarterly anniversary thereafter, subject to the NEO’s continued service through such dates.
(3)
These RSUs vested as to 1/3 of the units on August 15, 2022, and vest as to 1/12th of the award each quarter thereafter, subject to the NEO's continued service through such dates.
(4)
These RSUs vested as to 1/3 of the units on August 15, 2023, and vest as to 1/12th of the award each quarter thereafter, subject to the NEO’s continued service through such dates.
(5)
These RSUs vest as to 1/3 of the units on August 15, 2024 and vest as to 1/12th of the award each quarter thereafter, subject to the NEO’s continued service through such dates.
(6)
These PSU awards may be earned based on the Company’s total shareholder return relative to the Russell 2000 Index over an overall three-year performance period ending in August 2025 and an overall payout range of 25% of target to 150% of target.
(7)
These PSU awards may be earned based on the Company’s total shareholder return relative to the Russell 2000 Index over an overall three-year performance period ending in August 2026 and an overall payout range of 25% of target to 150% of target
(8)
These PSU awards may be earned upon the achievement of a certain stock price target over the defined performance period. The stock price target shall be deemed as achieved if the average closing stock price over any thirty consecutive trading days

2025 PROXY STATEMENT	55

during the period from grant date through the third anniversary of the grant date equals or exceeds the price target of $41.38 for the initial performance period. Upon satisfaction of the initial stock price target, 50% of the units will vest on the third anniversary of the grant date and the remaining 50% will vest on the fourth anniversary of the grant date, subject to employees continued service through the applicable vesting dates. If the units are not earned on the last day of initial performance period, the units will remain outstanding and be eligible to be earned if the average closing stock price over any thirty consecutive trading days equals or exceeds the price target of $46.96 during the period between the third and fourth anniversary of the grant date. Upon satisfaction of such stock price target during the period between the third and fourth anniversary of the grant date, the units will vest in full on the fourth anniversary of the grant date, subject to employee's continued service through such date.
(9)
These PSU awards may be earned based upon the Company's total shareholder return relative to the Russell 2000 Index over an overall three-year performance period ending in August 2027 and an overall payout range of 25% of target up 150% of target.
(10)
These RSUs vested as to 1/3 of the units on May 30, 2024, and vest as to 1/12th of the award each quarter thereafter, subject to Mr. Rhodes' continued service through such dates.
(11)
These PSU awards may be earned based on the Company’s total shareholder return relative to the Russell 2000 Index over an overall three-year performance period ending in May 2026 and an overall payout range of 25% of target to 150% of target.

Option Exercises and Stock Vested During Last Fiscal Year

The following table sets forth certain information concerning option exercises and vesting of common stock awards (either RSUs or PSUs) held by our NEOs during the fiscal year ended June 30, 2025.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Edward B. Meyercord	357,250	$3,086,988	677,807	$10,120,060
Kevin Rhodes	—	—	72,107	1,139,286
Katayoun ("Katy") Motiey	71,800	695,111	106,682	1,593,631

(1) Represents the amount realized based on the market price of our common stock on either the option exercise date or stock award vesting date, as applicable.

Estimated Payments Upon Termination or Upon Change in Control

We have entered into agreements and maintain certain plans and policies that entitle our NEOs to certain benefits in the event of (i) a termination of employment of an NEO other than for Cause or our CEO’s resignation for Good Reason, in either case, and not resulting from a Change in Control of the Company; (ii) a termination of employment of an NEO resulting from the death or disability of an NEO; (iii) a Change in Control; or (iv) a termination of employment of an NEO by the Company other than for Cause or by the NEO for Good Reason in connection with a Change in Control of the Company.

These agreements, plans and policies, including the circumstances that would trigger payments or the provision of other benefits, and material conditions and obligations applicable to the recipient of payments and benefits, are described in “Summary of Employment and Other Agreements” elsewhere in this “Executive Compensation” section.

The following table describes the potential payments that we would have been required to make to our NEOs upon: (i) a termination of employment of the NEO other than for Cause or a resignation of our CEO for Good Reason outside a Change in Control Period (which is the period of time commencing 3 months prior to the signing of a definitive agreement that results in a Change in Control and ending 18 months after a Change in Control); (ii) a Change in Control; (iii) a termination of employment of the NEO by the Company other than for Cause or by the NEO for Good Reason during a Change in Control Period; and (iv) a termination of employment of the NEO resulting from the death or disability of such NEO (both during and outside of a Change in Control Period); in each case, assuming such qualifying event(s) took place on June 30, 2025, under the assumptions set forth in the footnotes to the table. The amounts listed below do not include the payment of accrued salary that would be due upon termination of employment and are not adjusted for any applicable tax withholding.

2025 PROXY STATEMENT	56

Name	Potential Payments upon Termination Other than for Cause Outside of a Change in Control Period($)(1)		Potential Payments Following Change in Control ($)(2)		Potential Payments Upon Termination Other Than for Cause or a Resignation for Good Reason During Change in Control Period($)(3)		Potential Payments upon Termination as a Result of Death or Permanent Disability outside of a Change in Control Period($)(4)		Potential Payments Upon Termination as a Result of Death or Permanent Disability During Change in Control Period($)(5)
Edward B. Meyercord
Salary	840,000	(6)	—		1,680,000	(7)	840,000	(6)	1,680,000	(7)
Bonus	—	(8)	—		3,276,000	(9)	—		3,276,000	(9)
Equity award vesting acceleration	5,164,169	(10)	19,904,073	(11)	23,649,681	(11)	7,967,018	(11)	23,649,681	(11)
COBRA	33,564	(12)	—		67,128	(13)	—		—
Outplacement Benefits	15,643		—		15,643	(15)	—		—
Kevin Rhodes
Salary	517,000	(6)	—		750,000	(7)	—		—
Bonus	180,413	(8)	—		1,062,500	(9)	—		—
Equity award vesting acceleration	—		6,572,608	(11)	8,042,551	(11)	—		8,042,551	(11)
COBRA	20,772	(12)	—		62,316	(13)	—		—
Outplacement Benefits	15,643	(14)	—		15,643	(15)	—		—
Katayoun ("Katy") Motiey
Salary	502,000	(6)	—		727,500	(7)	502,000		—
Bonus	144,118	(8)	—		848,750	(9)	—		—
Equity award vesting acceleration			3,526,278	(11)	4,262,156	(11)	1,537,364		4,262,156	(11)
COBRA	11,700	(12)	—		35,100	(13)	—		—
Outplacement Benefits	15,643	(14)	—		15,643	(15)	—		—

(1)
Assumes termination without Cause for each NEO or, in the case of our CEO and CFO, a resignation for Good Reason, in each case, as of June 30, 2025, and not during a Change in Control Period.
(2)
Assumes a hypothetical Change in Control as of June 30, 2025, with no termination of employment during the Change in Control Period. Also assumes that the company acquiring us in the hypothetical change in control did not assume or substitute equivalent replacements for the outstanding equity awards of the participants in the CiC Plan.
(3)
Assumes a hypothetical Change in Control with termination without Cause or for Good Reason, in each case, as of June 30, 2025.
(4)
Assumes a termination due to death or permanent disability as of June 30, 2025, and not during a Change in Control Period.
(5)
Assumes a hypothetical Change in Control with a termination due to death or permanent disability, in each case, as of June 30, 2025.
(6)
Represents a lump sum cash payment equal to 12 months’ base salary for Mr. Meyercord as described in his offer letter. For Mr. Rhodes and Ms. Motiey, this represents a payment equal to 12 months' base salary plus $17,000.
(7)
Represents a lump sum cash payment equal to 2x base salary for Mr. Meyercord, and 1.5x base salary for Mr. Rhodes and Ms. Motiey.
(8)
Because there were no Board-approved Company performance targets in the quarter immediately preceding June 30, 2025, Mr. Meyercord would not have been eligible to receive a prorated bonus. For Mr. Rhodes and Ms. Motiey, the amount represents the bonus payout for the second half of fiscal 2025.
(9)
Represents 2x target bonus for Mr. Meyercord, 1.5x target bonus for each other NEO, and for each NEO, an additional 1x target bonus representing the prorated target bonus as of fiscal year end.
(10)
Represents an additional 12 months accelerated vesting of all time-based equity awards. Assumes a price per share of our common stock equal to $17.95, the closing market price on June 30, 2025. In the case of RSUs, the amount represents the aggregate value of all shares that would be accelerated. In the case of stock options, the amount represents any positive

2025 PROXY STATEMENT	57

aggregate spread (i.e., any positive difference between the exercise price and the closing price of our common stock on June 30, 2025) with respect to all options that would be accelerated.
(11)
Represents full accelerated vesting of all time-based equity awards, assuming the acquiring entity did not assume or substitute equivalent replacement for the outstanding awards upon a Change in Control. Assumes a price per share of our common stock equal to $17.95 the closing market price on June 30, 2025. In the case of RSUs, the amount represents the aggregate value of all shares that would be accelerated. In the case of stock options, this amount represents any positive aggregate spread (i.e., the difference between the exercise price and the closing price of our common stock on June 30, 2025) with respect to all options that would be accelerated. Assuming the per share consideration paid to our stockholders was equal to the closing stock price on June 30, 2025, the PSUs granted in August 2022 would be deemed to be earned at 150% achievement as of such Change in Control and as a result Mr. Meyercord and Ms. Motiey would earn a number of shares equal to 150% of their target number of PSUs; the PSUs granted in May 2023 would be deemed to be earned at target achievement as of such Change in Control and as a result Mr. Rhodes would earn a number of shares equal to 100% of the target number of PSUs; the TSR PSUs granted in August 2023 would be deemed to be earned at target achievement as of such Change in Control and as a result Mr. Meyercord and Ms. Motiey would earn a number of shares equal to 100% of their target number of PSUs; the TSR PSUs granted in August 2024 would be deemed to be earned at target achievement as of such Change in Control and as a result Messrs. Meyercord and Rhodes and Ms. Motiey would earn a number of shares equal to 100% of their target number of PSUs; and the SLTI PSUs granted in August 2023 would not be deemed to earned as of such Change in Control and as a result Mr. Meyercord would earn none of his SLTI PSUs.
(12)
Represents the cost of COBRA premiums for 12 months for Mr. Meyercord, and 6 months for Mr. Rhodes and Ms. Motiey.
(13)
Represents the cost of COBRA premiums for 24 months for Mr. Meyercord and 18 months for Mr. Rhodes and Ms. Motiey.
(14)
Represents Company-paid outplacement services for 12 months for each executive, which is a flat rate.
(15)
Represents Company-paid outplacement services for 24 months for each executive, which is a flat rate.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO:

For fiscal 2025, our last completed fiscal year:

•
The annual total compensation of our CEO, as reported in the Summary Compensation Table as presented elsewhere in this proxy statement, was $12,958,781.
•
The annual total compensation for our median employee was $111,460.

Based on this information, for fiscal 2025 the ratio of the annual total compensation of our CEO to the annual total compensation of median employee was approximately 116 to 1. This pay ratio is a reasonable estimate based on our reasonable judgment and assumptions and calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company’s pay ratio as disclosed above.

To identify the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•
We identified the employee with compensation at the median of the compensation of all our employees by considering our employee population as of June 30, 2025. We choose a new median employee for fiscal 2025 and included all our employees inside and outside the U.S.
•
We determined our median employee based on a consistently applied compensation measure of annual base salary as of June 30, 2025 for salaried employees and hourly rate multiplied by estimated work schedule of June 30, 2025 for hourly employees.
•
Amounts paid in foreign currency were converted into United States dollars using June 30, 2025 exchange rates.
•
Using the foregoing methodology, we then calculated the median employee’s total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $111,460.

2025 PROXY STATEMENT	58

With respect to the annual total compensation for our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table for Fiscal Year 2025.

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our chief executive officer (“CEO”) and Non-CEO named executive officers (“Non-CEO NEOs”) and Company performance for the fiscal years listed below.

					Value of Initial Fixed $100 Investment based on:(4)
Year	Summary Compensation Table Total for Edward B. Meyercord(1) ($)	Compensation Actually Paid to Edward B. Meyercord(1,2,3) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(1) ($)	Average Compensation Actually Paid to Non-CEO NEOs(1,2,3) ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Net Revenue ($ Millions)(5)
2025	11,977,619	19,583,849	3,473,180	4,621,243	413.44	235.20	(7.5)	1,140.1
2024	14,963,262	(12,164,272)	2,407,541	(3,597,689)	309.85	240.89	(86.0)	1,117.2
2023	16,132,678	52,660,443	4,328,505	6,503,978	600.15	214.79	78.1	1,312.5
2022	8,907,184	6,152,038	2,519,487	1,934,632	205.53	151.92	44.3	1,112.3
2021	5,569,901	17,733,987	2,189,124	4,964,042	257.14	152.85	1.9	1,009.4

(1)
Edward B. Meyercord was our CEO for each year presented. The individuals comprising the Non-CEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Remi Thomas	Remi Thomas	Kevin Rhodes	Kevin Rhodes	Kevin Rhodes
Joe Vitalone	Joe Vitalone	Joe Vitalone	Joe Vitalone	Katayoun ("Katy") Motiey
		Remi Thomas	Katayoun ("Katy") Motiey
Cristina Tate

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the CEO and the Non-CEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Edward B. Meyercord ($)	Exclusion of Stock Awards for Edward B. Meyercord ($)	Inclusion of Equity Value for Edward B. Meyercord ($)	Compensation Actually Paid to Edward B. Meyercord ($)
2025	11,977,619	(11,116,724)	18,722,954	19,583,849

Year	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-CEO NEOs ($)	Average Inclusion of Equity Values for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non- CEO NEOs ($)
2025	3,473,180	(2,968,043)	4,116,106	4,621,243

2025 PROXY STATEMENT	59

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Edward B. Meyercord ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Edward B. Meyercord ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Edward B. Meyercord ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Edward B. Meyercord ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Edward B. Meyercord ($)	Total - Inclusion Equity Values for Edward B. Meyercord ($)
2025	14,194,739	3,861,801	—	666,414	—	18,722,954

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-CEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non- CEO NEOs ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-CEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non- CEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non- CEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-CEO NEOs ($)
2025	3,216,727	449,235	—	450,144	—	4,116,106

Any changes to the RSU and PSU fair values from the grant date (for current year grants) and from prior year-end (for prior year grants) are based on our updated stock price at the respective measurement dates and updated performance metric projections (for PSUs). Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected option term, implied volatility of our stock over the updated expected option term, and risk-free rate assumptions.

(4)
The Peer Group TSR set forth in this table utilizes the NASDAQ US Benchmark Computer Hardware Total Return Index (“NASDAQ Computer Hardware Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended June 30, 2025. The comparison assumes $100 was invested for the period starting June 30, 2020, through the end of the listed year in the Company and in the NASDAQ Computer Hardware Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)
We determined Net Revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our CEO and Non-CEO NEOs in 2025. Specifically, Net Revenue is used to evaluate CEO and Non-CEO NEO performance under the EIP, a short-term cash incentive plan that is funded based on the Company’s achievement of Revenue goals as well as Company EBITDA goals and Bookings ACV. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

2025 PROXY STATEMENT	60

Relationship Between CEO and Non-CEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years for the Company, and the NASDAQ Computer Hardware Index TSR over the same period.

Relationship Between CEO and Non-CEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually paid to our non-CEO NEOs, and our Net Income during the five most recently completed fiscal years.

2025 PROXY STATEMENT	61

Relationship Between CEO and Non-CEO NEO Compensation Actually Paid and Net Revenue

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and our Net Revenue during the five most recently completed fiscal years.

Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the five most recently completed fiscal years to that of the NASDAQ Computer Hardware Index over the same period.

Comparison of 5 Year TSR
June 2025
600%
500%
400%
300%
200%
100%
0%
1 year TSR
2 year TSR
3 year TSR
4 year TSR
5 year TSR
Extreme Networks Inc.
NASDAQ US Benchmark Computer Hardware TR

2025 PROXY STATEMENT	62

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our CEO and Non-CEO NEOs for 2025 to Company performance. The measures in this table are not ranked.

Bookings ACV
EBITDA
Net Revenue
Relative Total Shareholder Return
Stock Price

2025 PROXY STATEMENT	63

CERTAIN RELATIONSHIPS AND

RELATED TRANSACTIONS

Other than the compensation agreements and other arrangements described under the sections entitled “Executive Compensation and Other Matters” of this proxy statement and “Directors Compensation” of this proxy statement and as set forth below, during fiscal year 2025, there was not, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or will be a party: (i) in which the amount involved exceeded or will exceed $120,000; and (ii) in which any director, nominee, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family had or will have a direct or indirect material interest.

Our Code of Business Conduct and Ethics provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between us and our executive officers or directors.

In addition, to formalize our policies and procedures for the review, approval or ratification, and disclosure of related person transactions, our Audit Committee has adopted a Related Person Transaction Policy. The policy generally provides that the Audit Committee (or another committee comprised solely of independent directors) will review, approve in advance or ratify, all related person transactions between the Company and any director, nominee for director, executive officer, beneficial owner of more than 5% of our shares, or immediate family member of any of the foregoing individuals. Under the policy, some ordinary course transactions or relationships are not required to be reviewed, approved or ratified by the Audit Committee, including, among others, the following transactions: (i) compensation arrangements with directors and executive officers resulting solely from their service on the Board or as executive officers, so long as such arrangements are disclosed in our filings with the SEC or, if not required to be disclosed, are approved by our Compensation Committee; (ii) indirect interests arising solely from a related person’s service as a director and/or owning, together with all other related persons, directly or indirectly, less than a 10% beneficial ownership interest in a third party (other than a partnership) which has entered into or proposes to enter into a transaction with us; (iii) transactions that are in the ordinary course of business of our company and where the related person’s interest arises solely from the ownership of our shares and all holders of such class of shares will receive the same benefit on a pro-rata basis; and (iv) indebtedness transactions involving a related person who qualifies as a related person solely from being the beneficial owner of more than 5% of our voting securities. We have various procedures in place to identify potential related person transactions including notice requirements, and the Audit Committee works with our management in reviewing and considering whether any identified transactions or relationships are covered by the policy.

2025 PROXY STATEMENT	64

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two compensation plans pursuant to which we issue our common stock to officers and other employees, directors and consultants. These are the Amended and Restated 2013 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan, which have both been approved by our stockholders. The Amended and Restated 2013 Equity Incentive Plan was initially adopted by our Board in October 2013, and was approved by our stockholders in November 2013, replacing our prior equity compensation plans. The 2014 Employee Stock Purchase Plan was initially adopted by our Board in May 2013 and approved by our stockholders in November 2014, superseding the 1999 Employee Stock Purchase Plan.

The following table provides information as of June 30, 2025 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans not approved by security holders	—		—	—
Equity compensation plans approved by security holders	8,822,029	(1)	$6.70	16,877,602	(3)
Totals	8,822,029			16,877,602

(1)
Includes 496,023 shares issuable upon exercise of outstanding options and 4,823,477 shares issuable upon vesting and settlement of outstanding RSUs granted and 3,502,559 maximum shares issuable in respect of PSUs granted under the Amended and Restated 2013 Equity Incentive Plan.
(2)
The weighted average exercise price does not take into account the shares issuable upon vesting and settlement of outstanding RSUs and PSUs, which have no exercise price.
(3)
Includes 10,935,236 shares available for future issuance under the Amended and Restated 2013 Equity Incentive Plan and 5,952,366 shares available for future issuance under the 2014 Employee Stock Purchase Plan (of which 534,646 shares were issued with respect to the purchase period in effect as of June 30, 2025, which purchase period ended on August 15, 2025).

2025 PROXY STATEMENT	65

NON-GAAP MEASURES OF FINANCIAL PERFORMANCE

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, net cash (debt) and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this proxy statement can be found in the tables below.

Non-GAAP measures presented in this proxy statement are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

The Company believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value. In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, the Company's management uses financial statements that do not include share-based compensation expense, amortization of intangibles, restructuring and related charges, system transition costs, litigation charges, debt restructuring charges and the tax effect of non-GAAP adjustments. The Company’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable.

Share-Based Compensation - Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan. The Company excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. The Company expects to incur share-based compensation expenses in future periods.

Amortization of Intangibles - Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog. The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles is recorded in operating expenses. The Company excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring and Related Charges - Restructuring and related charges consist of severance costs for employees, asset disposal costs and other charges related to excess facilities that do not provide economic benefit to our future operations. The Company excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

System Transition Costs - System transition costs consist of costs related to direct and incremental costs incurred in connection with our multi-phase transition of our customer relationship management solution and our configure, price, quote solution and our enterprise resource planning tools. The Company excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Litigation Charges - Litigation charges consist of estimated settlement and related legal expenses for a non-recurring litigation offset by any proceeds received or expected to be received from insurance.

Debt Refinancing Charges - Debt refinancing charges consist of the costs that were not capitalizable and are included in other income (expense), that occurred in conjunction with the amendment of our outstanding credit facility.

2025 PROXY STATEMENT	66

Tax Effect on Non-GAAP Adjustments - We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation. We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits. The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.6%.

The non-GAAP provision for income taxes has typically been and is currently higher than the GAAP provision given the Company has a valuation allowance against its US and a portion of its Irish deferred tax assets due to historical losses. Once these valuation allowances are released, the non-GAAP and the GAAP provision for income taxes will be more closely aligned.

Over the next year, our cash taxes will be driven by US federal and state taxes and the tax expense of our foreign subsidiaries, which amounts have not historically been significant, with the exception of the Company’s Canadian, German and Indian subsidiaries which perform research and development and sales and marketing activities for the Company, as well as the Company’s Irish trading subsidiaries.

2025 PROXY STATEMENT	67

EXTREME NETWORKS, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except percentages and per share amounts)
(unaudited)
Revenues	Year Ended
	June 30, 2025	June 30, 2024
Net Revenues	$1,140,067	$1,117,203

Non-GAAP Gross Margin	Year Ended
	June 30, 2025	June 30, 2024
Gross profit - GAAP	$709,127	$630,831
Gross margin - GAAP percentage	62.2%	56.5%
Adjustments:
Share-based compensation expense	5,573	4,893
Amortization of intangibles	2,400	3,202
Total adjustments to GAAP gross profit	$7,973	$8,095
Gross profit - non-GAAP	$717,100	$638,926
Gross margin - non-GAAP percentage	62.9%	57.2%

Non-GAAP Operating Margin	Year Ended
	June 30, 2025	June 30, 2024
GAAP operating income (loss)	$16,949	$(65,202)
GAAP operating margin	1.5%	(5.8)%
Adjustments:
Share-based compensation expense, cost of revenues	5,573	4,893
Share-based compensation expense, R&D	17,154	16,686
Share-based compensation expense, S&M	28,393	26,524
Share-based compensation expense, G&A	31,194	28,660
Restructuring charges	1,492	36,321
Litigation charges	34,722	10,545
System transition costs	21,550	5,262
Amortization of intangibles	4,443	5,243
Total adjustments to GAAP operating income (loss)	$144,521	$134,134
Non-GAAP operating income	$161,470	$68,932
Non-GAAP operating margin	14.2%	6.2%

Non-GAAP Net Income	Year Ended
	June 30, 2025	June 30, 2024
GAAP net loss	$(7,467)	$(85,964)
Adjustments:
Share-based compensation expense	82,314	76,763
Restructuring charges	1,492	36,321
Litigation charges	34,722	10,545
System transition costs	21,550	5,262
Amortization of intangibles	4,443	5,243
Debt refinancing charges, Other income	79	—
Tax effect of non-GAAP adjustments	(24,709)	(4,815)
Total adjustments to GAAP net loss	$119,891	$129,319
Non-GAAP net income	$112,424	$43,355

Earnings per share
GAAP net loss per share - diluted	$(0.06)	$(0.66)
Non-GAAP net income per share - diluted	$0.84	$0.33

Shares used in net income (loss) per share - diluted
GAAP shares used in per share calculation - basic	132,331	129,288
Potentially dilutive equity awards	1,676	2,816
GAAP and Non-GAAP shares used in per share calculation - diluted	134,007	132,104

2025 PROXY STATEMENT	68

REPORT OF THE COMPENSATION COMMITTEE

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of the Securities and Exchange Commission’s Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Charles P. Carinalli, Chair

Kathleen M. Holmgren

Edward H. Kennedy

John C. Shoemaker

2025 PROXY STATEMENT	69

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Extreme Networks, Inc. (the “Company”) oversees the quality of the Company’s financial statements and its financial reporting on behalf of the Board. Management has the primary responsibility for the financial statements, maintaining appropriate accounting and financial reporting principles and policies, and the reporting process, including internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for expressing opinions on the Company’s annual financial statements and its internal control over financial reporting as of the end of the fiscal year. It is not the duty or responsibility of the Audit Committee or its members to conduct any type of auditing or accounting review or procedure, and each member of the Audit Committee relies on the integrity of those persons and organizations within and outside of the Company from whom the Audit Committee receives information and the accuracy of the financial and other information provided to the Audit Committee.

The current members of the Audit Committee are Rajendra ("Raj") Khanna, Kathleen M. Holmgren, and Edward H. Kennedy. Each member of the Audit Committee has been determined by the Board to be independent for purposes of the Nasdaq Marketplace Rules and the rules of the U.S. Securities and Exchange Commission (the “SEC”) as these rules apply to audit committee members. The Board has determined that Mr. Khanna and Mr. Kennedy are “audit committee financial experts,” as defined in the rules of the SEC.

The Audit Committee has discussed and reviewed with the Company’s independent auditors all matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees, SEC rules and other professional standards. The Audit Committee has received from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Ethics and Independence Rule 3526 of the Public Company Accounting Oversight Board, “Communication with Audit Committee Concerning Independence,” discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the independent auditors’ independence.

The Audit Committee discussed with the Company’s independent auditor the overall scope and plans for the audit. The Audit Committee meets with the Company’s independent auditors, with and without the Company’s management present, to discuss the results of their audit of the Company’s financial statements and its internal control over financial reporting as of the end of the fiscal year, the Company’s internal audits, and the overall quality of the Company’s financial reporting. Additionally, the Audit Committee has discussed and reviewed with the Company’s management the audited financial statements and management’s report on internal control over financial reporting as of the end of the fiscal year.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, for filing with the SEC. The Audit Committee and the Board have also recommended ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026.

AUDIT COMMITTEE

Rajendra ("Raj") Khanna, Chair

Kathleen M. Holmgren

Edward H. Kennedy

The foregoing Audit Committee Report shall not be deemed to be filed or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

2025 PROXY STATEMENT	70

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2026 annual meeting, we must receive the proposal at our principal executive offices, addressed to the Corporate Secretary, no later than May 29, 2026. Stockholder proposals not intended to be included in our proxy materials may be brought before an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in the rules of the SEC and under our bylaws. Under our bylaws, in order for a stockholder proposal to be properly brought before the 2026 annual meeting, the proposal must be timely and be received at our principal executive offices, addressed to the Corporate Secretary, not earlier than July 15, 2026 and not later than August 14, 2026, which, respectively, are 120 days and 90 days prior to the one-year anniversary of the 2025 Annual Meeting. In the event that the date of the 2026 annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the later of the 90th day prior to the 2026 annual meeting or the 10th day following the date on which public disclosure of the date of such meeting is first made by us. Under our bylaws, in order for a stockholder director nomination to be properly brought before the 2026 annual meeting, the nomination must be timely and be received at our principal executive offices, addressed to the Corporate Secretary, not earlier than July 15, 2026 and not later than August 14, 2026, which, respectively, are 120 days and 90 days prior to the one-year anniversary of the 2025 Annual Meeting. In the event that the date of the 2026 annual meeting is more than 30 days before or more than 60 days after such anniversary date, the nomination by the stockholder to be timely must be received not later than the close of business on the later of the 90th day prior to the 2026 annual meeting or the 10th day following the date on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Stockholder proposals should be sent to our Corporate Secretary at the Company’s corporate headquarters.

If a stockholder proposal is brought before the 2026 annual meeting, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, in several circumstances, including if we provide information in the proxy statement for the meeting (a) regarding the nature of the matter and (b) advising stockholders how management intends to exercise its discretion to vote on the matter.

Transaction of Other Business

As of the date of this Proxy Statement, we know of no business that will be conducted at the 2025 Annual Meeting, other than as described in this Proxy Statement. If any other matter is properly brought before the 2025 Annual Meeting, or any adjournment or postponement of the 2025 Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxy on such matters in their discretion.

Delivery to Stockholders Sharing the Same Last Name and Address

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Extreme Networks stock, but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials or a single notice as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please submit a request to our Corporate Secretary at our corporate headquarters at Extreme Networks, Inc., 2121 RDU Center Drive, Suite 300, Morrisville, North Carolina 27560, or call Stan Kovler, our SVP of Finance & Corporate Development, at (919) 595-4196, and we will promptly send you what you have requested. If you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you. You can also contact our SVP of Finance & Corporate Development at the phone number above if you

2025 PROXY STATEMENT	71

received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

2025 PROXY STATEMENT	72

COMMUNICATING WITH EXTREME NETWORKS

You can obtain information about us by one of the following methods:

1. Our home page on the Internet, located at www.extremenetworks.com, gives you access to product and marketing information, in addition to recent press releases, financial information and stock quotes, as well as links to our filings with the SEC.

2. To have information such as our latest quarterly earnings release, 2025 Annual Report, or Quarterly Report on Form 10-Q mailed to you without charge, please contact Stan Kovler, our SVP of Finance & Corporate Development, at (919) 595-4196.

For other questions that you wish to direct via telephone, you may contact our Stan Kovler, our SVP of Finance & Corporate Development, at (919) 595-4196.

If you wish to send correspondence, you may send it to (1) Mr. Kovler, at the contact information referenced above, or our Corporate Secretary; or (2) if you wish for your correspondence to directly reach our Board, you may send it to the Chair of the Board, who has been selected by our independent directors to receive, distribute and arrange responses for communications from our stockholders to our Board.

Any correspondence should be sent to our Company headquarters at:

Extreme Networks, Inc.

2121 RDU Center Drive, Suite 300

Morrisville, North Carolina 27560

We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up for electronic delivery of stockholder communications at investor.ExtremeNetworks.com.

BY ORDER OF THE BOARD OF DIRECTORS

Katayoun (“Katy”) Motiey

EVP, Chief Legal, Administrative & Sustainability Officer, and Corporate Secretary

2025 PROXY STATEMENT	73

EXHIBIT A

Amended and Restated 2013 Equity Incentive Plan

Amended and Restated 2013 Equity Incentive Plan

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The Extreme Networks, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Plan”) is hereby established effective as of November 12, 2025, the date of its approval by the stockholders of the Company (the “Effective Date”). This Plan amends and restates in its entirety that certain 2013 Equity Incentive Plan that was originally established effective as of November 20, 2013 (the “Original Effective Date”) and amended and restated as of November 9, 2017, November 7, 2019, November 4, 2021, November 17, 2022, November 8, 2023, and as of November 14, 2024.

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any

2025 PROXY STATEMENT	A-1

criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(h) “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any one or a combination of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(dd)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii) a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(j) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k) “Company” means Extreme Networks, Inc., a Delaware corporation, and any successor corporation thereto.

(l) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(m) “Director” means a member of the Board.

(n) “Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

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(o) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(p) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may also determine the Fair Market Value upon the average selling price of the Stock during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(s) “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(t) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(u) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

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(v) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(w) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(x) “Nonemployee Director” means a Director who is not an Employee.

(y) “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(z) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(aa) “Officer” means any person designated by the Board as an officer of the Company.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(cc) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(dd) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(ee) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(ff) “Participant” means any eligible person who has been granted one or more Awards.

(gg) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate. (ii) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(hh) “Performance Award” means an Award of Performance Shares or Performance Units.

(ii) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(jj) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(kk) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(ll) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(mm) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(nn) “Predecessor Plan” means each of the Company’s 2005 Equity Incentive Plan, as amended, and the Enterasys Inc. 2013 Stock Plan, as amended.

(oo) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(pp) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(qq) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(rr) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

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(ss) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(tt) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(uu) “Section 409A” means Section 409A of the Code.

(vv) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(yy) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

(zz) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(aaa) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(bbb) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ccc) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(ddd) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied, subject to the minimum vesting conditions set forth in Section 5.3(c) below.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made

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in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, for Awards to be exempt from Section 16(b) of the Securities Act pursuant to Rule 16b-3.

3.4 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.5 Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to

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which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.4.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to sixty-one million, eight hundred thousand (61,800,000) shares and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2 Adjustment for Unissued or Forfeited Predecessor Plan Shares. The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by:

(a) the 1,333,271 shares of Stock that remained available for the future grant of awards under the Company’s 2005 Equity Incentive Plan immediately prior to its termination;

(b) the number of shares of Stock subject to that portion of any option outstanding pursuant to a Predecessor Plan as of the Original Effective Date which, on or after the Original Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full; and

(c) the number of shares of Stock underlying restricted stock units granted under a Predecessor Plan which, on or after the Original Effective Date, are forfeited, provided that for each one (1) share subject to a restricted stock unit award granted under a Predecessor Plan that is forfeited, the maximum aggregate number of shares of Stock that may be issued under the Plan in accordance with Section 4.1 shall be increased by one and five-tenths (1.5) shares; provided, however, that the aggregate number of shares of Stock authorized for issuance under the Predecessor Plans that may become authorized for issuance under the Plan pursuant to this Section 4.2 shall not exceed six million six hundred twenty-eight thousand six hundred and forty-three (6,628,643) shares.

4.3 Share Counting.

(a) Each share of Stock subject to an Award other than a Full Value Award shall be counted against the limit set forth in Section 4.1 as one (1) share. Each one (1) share of Stock subject to a Full Value Award granted pursuant to the Plan or forfeited or repurchased pursuant to Section 4.3(b) shall be counted for purposes of the limit set forth in Section 4.1 and shares becoming available for issuance pursuant to Section 4.3(b) as one and five-tenths (1.5) shares (the “Full Value Award Ratio”).

(b) If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares withheld or reacquired by the Company in satisfaction of tax withholding

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obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 17.2 shall not again be available for issuance under the Plan. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 17.2 shall again become available for issuance under the Plan in amount determined in accordance with the Full Value Award Ratio. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

4.4 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive. 4.5 Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan (a “Substitute Grant”) in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5. ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Award Limitations.

(a) Incentive Stock Option Limitations.

(i) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed sixty-one million eight hundred thousand (61,800,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.

(ii) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(iii) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first

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time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise the Option, shares issued pursuant to each such portion shall be separately identified.

(b) Nonemployee Director Award Limits. Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and any cash compensation provided to a Service Provider as compensation for services as a non-employee Director during any calendar year shall not exceed $750,000 for each year.

(c) Vesting Condition Limitation. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 4.4 and 14 of the Plan, Awards granted under the Plan on or after November 9, 2017 (excluding for this purpose any Substitute Grants) shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, (i) Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 4.1 above (as such number of shares of Common Stock may be increased from time to time in accordance with the Plan) may be granted to any one or more eligible Directors, Consultants or Employees without respect to such minimum Vesting Condition and (ii) Awards to non-employee Directors may vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period may not be less than 50 weeks after grant). Nothing in this Section 5.3(c) shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, disability, termination of Service or the consummation of a Change in Control.

6. STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code. Dividend Equivalent Rights shall not be granted with respect to Options.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of seven (7) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate seven (7) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

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6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within

2025 PROXY STATEMENT	A-10

three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 15 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable for no consideration subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7. STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option. Dividend Equivalent Rights shall not be granted with respect to SARs.

7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the

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related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (is) no Freestanding SAR shall be exercisable after the expiration of seven (7) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate seven (7) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable for no consideration subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8. RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

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8.2 Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions, subject to Section 5.3(c) above, based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid.

8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

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9. RESTRICTED STOCK UNITS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3 Vesting. Subject to Section 5.3(c), Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the last day of the calendar year in which the original vesting date occurred.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions, including the same Vesting Conditions, and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.

9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award

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Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10. PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures. Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be based upon one or more of the following, as determined by the Committee, or such other measure established by the Committee:

(i) revenue;

(ii) sales;

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(iii) expenses;

(iv) operating income;

(v) gross margin;

(vi) operating margin;

(vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii) pre-tax profit;

(ix) net operating income;

(x) net income;

(xi) economic value added;

(xii) free cash flow;

(xiii) operating cash flow;

(xiv) balance of cash, cash equivalents and marketable securities;

(xv) stock price;

(xvi) earnings per share;

(xvii) return on stockholder equity;

(xviii) return on capital;

(xix) return on assets;

(xx) return on investment;

(xxi) total stockholder return;

(xxii) employee satisfaction;

(xxiii) employee retention;

(xxiv) market share;

(xxv) customer satisfaction;

(xxvi) product development;

(xxvii) research and development expenses;

(xxviii) completion of an identified special project;

(xxix) completion of a joint venture or other corporate transaction; and

(xxx) new customer acquisition.

(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

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(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award,.

(c) Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d) Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 16.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Subject to Section 5.3(c), shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee, and shall be subject to the same terms and conditions, including the same Performance Goals and Vesting Conditions, and shall be settled in the same manner and at the same time as the Performance Shares. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable.

Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and shall be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units.

10.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with

2025 PROXY STATEMENT	A-17

respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1 Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.

11.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4 and shall be subject to the

2025 PROXY STATEMENT	A-18

same terms and conditions, including the same Vesting Conditions, and shall be settled in the same manner and at the same time as the Other Stock-Based Awards. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards.

11.6 Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7 Non-transferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12. NONEMPLOYEE DIRECTOR AWARDS.

From time to time, the Board or the Committee shall set the amount(s) and type(s) of Nonemployee Director Awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as the additional amount(s) and type(s) of Nonemployee Director Awards, if any, to be awarded, also on a periodic, nondiscriminatory basis, in consideration of one or more of the following: (a) the initial election or appointment of an individual to the Board as a Nonemployee Director, (b) a Nonemployee Director’s service as Chairman or Lead Director of the Board, (c) a Nonemployee Director’s service as the chairman of a committee of the Board, and (d) a Nonemployee Director’s service other than as the chairman of a committee of the Board. The terms and conditions of each Nonemployee Director Award shall comply with the applicable provisions of the Plan. Subject to the limits set forth in Section 5.3(b) and the foregoing, the Board or the Committee shall grant Nonemployee Director Awards having such terms and conditions as it shall from time to time determine.

13. STANDARD FORMS OF AWARD AGREEMENT.

13.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

13.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

14. CHANGE IN CONTROL.

14.1 Effect of Change in Control on Awards.

(a) Termination of Service. The Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon the termination of the Participant’s Service in connection with a Change in Control.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock

2025 PROXY STATEMENT	A-19

on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control shall fully vest effective immediately prior to but conditioned on the Change in Control, and, except as otherwise provided in an Award Agreement evidencing an Award, for each such Award that vests subject to the attainment of one or more Performance Goals, the applicable Performance Goals shall be deemed achieved at the greater of target or actual performance (with the Performance Goals equitably adjusted to reflect a shortened Performance Period ending as of the Change in Control).

14.2 Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 16.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 14.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

14.3 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Independent Accountants. To aid the Participant in making any election called for under Section 14.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 14.3(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section. (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charge in connection with its services contemplated by this Section.

15. COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

2025 PROXY STATEMENT	A-20

16. COMPLIANCE WITH SECTION 409A.

16.1 Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 16 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period. Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

16.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 16.3.

16.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 16.4(a)(ii), 16.4(a)(iii) or 16.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c) No subsequent Election related to a payment pursuant to Section 16.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 16.3.

16.4 Payment of Section 409A Deferred Compensation.

(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i) The Participant’s “separation from service” (as defined by Section 409A);

(ii) The Participant’s becoming “disabled” (as defined by Section 409A);

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(iii) The Participant’s death;

(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 16.2 or 16.3, as applicable;

(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b) Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 16.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d) Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 16.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e) Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f) Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 14.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 16.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g) Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 16.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award.

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All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A. (i) No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

17. TAX WITHHOLDING.

17.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

17.2 Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined based on the applicable maximum statutory withholding rates on the date of withholding or repurchase. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

18. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2, 4.3 and 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

19. MISCELLANEOUS PROVISIONS.

19.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

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19.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

19.3 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

19.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

19.5 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

19.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

19.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

19.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

19.9 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

2025 PROXY STATEMENT	A-24

19.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

19.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

19.12 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

19.13 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

2025 PROXY STATEMENT	A-25

w SCAN TO VIEW MATERIALS & VOTE EXTREME NETWORKS, INC. 2121 RDU CENTER DRIVE, SUITE 300 MORRISVILLE, NC 27560 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/EXTR2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box below marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 11, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V79310-P37525 EXTREME NETWORKS, INC. The Board of Directors recommends you vote FOR the following nominees for director: 1.Elect seven directors to the Board of Directors for a one-year term: Nominees: 01) Ingrid J. Burton 02) Charles P. Carinalli 03) Kathleen M. Holmgren 04) Edward H. Kennedy 05) Rajendra ("Raj") Khanna 06) Edward B. Meyercord 07) John C. Shoemaker For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4:2.Advisory vote to approve our named executive officers' compensation;3.Ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending June 30, 2026; and 4.Approve an amendment and restatement of the Extreme Networks, Inc. 2013 Equity Incentive plan to add 6,800,000 shares of our common stock to those reserved for issuance under the plan.NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. V79311-P37525 EXTREME NETWORKS, INC. Proxy for the Annual Meeting of Stockholders To be held on Wednesday, November 12, 2025 11:00 AM EST Solicited by the Board of Directors The undersigned hereby appoints Ms. Katayoun ("Katy") Motiey and Mr. Kevin Rhodes, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Extreme Networks, Inc., a Delaware Corporation, which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of Extreme Networks, Inc. to be held via the Internet at www.virtualshareholdermeeting.com/EXTR2025, on Wednesday, November 12, 2025 at 11:00 AM Eastern Time, and at any adjournment or postponement thereof (1) as hereby specified on the proposals listed on the reverse side and as more particularly described in Extreme Networks, Inc.'s Proxy Statement dated September 26, 2025 ("Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon other such matters as may properly come before the meeting. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.
Our Board of Directors recommends a vote "FOR" each of the nominees in proposal 1, and "FOR" proposals 2, 3 and 4. Stockholders of record at the close of business on September 17, 2025 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof. Commencing ten days prior to the meeting, a complete list of stockholders entitled to attend and vote at the meeting will be available for review by any stockholder during normal business hours at our corporate offices located at 2121 RDU Center Drive, Suite 300, Morrisville, NC 27560.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.
Continued and to be signed on reverse side